Exhibit 2 Term Facility Agreement, dated June 10, 2003, among SCBIL, the Guarantors (including SCL), the Arrangers, the Original Lenders, the Agent and the Trustee.

            Confidential treatment has been requested for portions of this exhibit. The confidential portions have been omitted and filed separately with the Commission. The confidential portions are indicated by the following mark: [***].

--------------------------------------------------------------------------------


CLIFFORD
CHANCE                                             LIMITED LIABILITY PARTNERSHIP



                                                                  CONFORMED COPY

                                 US$158,000,000

                          Secured Facilities Agreement

                               dated 10 June 2003

                                       for

                      SEA CONTAINERS BRITISH ISLES LIMITED

                                   arranged by

                        CITIGROUP GLOBAL MARKETS LIMITED

                              FORTIS BANK S.A./N.V.

                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

                                      with

                           CITIBANK INTERNATIONAL PLC

                                 acting as Agent

                                       and

                        CITICORP TRUSTEE COMPANY LIMITED

                                acting as Trustee


   ---------------------------------------------------------------------------
                             TERM FACILITY AGREEMENT
   ---------------------------------------------------------------------------

                                    CONTENTS
Clause                                                                      Page


1.     Definitions and Interpretation..........................................1
--     ------------------------------
2.     The Facility...........................................................21
--     ------------
3.     Purpose................................................................21
--     -------
4.     Conditions Of Utilisation..............................................22
--     -------------------------
5.     Utilisation............................................................23
--     -----------
6.     Repayment..............................................................25
--     ---------
7.     Prepayment And Cancellation............................................25
--     ---------------------------
8.     Interest...............................................................35
--     --------
9.     Interest Periods.......................................................36
--     ----------------
10.    Changes To The Calculation Of Interest.................................36
---    --------------------------------------
11.    Fees...................................................................38
---    ----
12.    Tax Gross Up And Indemnities...........................................39
---    ----------------------------
13.    Increased Costs........................................................43
---    ---------------
14.    Other Indemnities......................................................44
---    -----------------
15.    Mitigation By The Lenders..............................................45
---    -------------------------
16.    Costs And Expenses.....................................................46
---    ------------------
17.    Guarantee And Indemnity................................................47
---    -----------------------
18.    Representations........................................................50
---    ---------------
19.    Information Undertakings...............................................60
---    ------------------------
20.    Financial Covenants....................................................65
---    -------------------
21.    General Undertakings...................................................67
---    --------------------
22.    Events of Default......................................................92
---    -----------------
23.    Changes to the Lenders.................................................98
---    ----------------------
24.    Role of the Agent and the Arranger....................................102
---    ----------------------------------
25.    Role of Trustee.......................................................107
---    ---------------
26.    Conduct of Business by the Finance Parties............................113
---    ------------------------------------------
27.    Sharing among the Finance Parties.....................................113
---    ---------------------------------
28.    Payment mechanics.....................................................115
---    -----------------
30.    Application of Proceeds...............................................117
---    -----------------------
31.    Notices...............................................................119
---    -------
33.    Partial Invalidity....................................................121
---    ------------------
34.    Remedies and Waivers..................................................121
---    --------------------
35.    Amendments and Waivers................................................121
---    ----------------------
36.    Counterparts..........................................................122
---    ------------
37.    Governing law.........................................................123
---    -------------
38.    Enforcement...........................................................123
---    -----------

SCHEDULE 1 THE ORIGINAL PARTIES..............................................124
-------------------------------
       Part I The Obligors...................................................124
       -------------------
       Part II The Original Lenders - other than UK Non-Bank Lenders.........125
       -------------------------------------------------------------
       Part III The Original Lenders - UK Non-Bank Lenders...................126
       ---------------------------------------------------

SCHEDULE 2 CONDITIONS PRECEDENT..............................................127
-------------------------------

SCHEDULE 3 REQUESTS  133
-------------------
       Part I Utilisation Request............................................133
       --------------------------
       Part II Selection Notice..............................................134
       ------------------------

SCHEDULE 4 MANDATORY COST FORMULAE...........................................135
----------------------------------

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE......................................138
---------------------------------------

SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE....................................140
-----------------------------------------

SCHEDULE 7 GROUP STRUCTURE CHART.............................................142
--------------------------------

SCHEDULE 8 TIMETABLES........................................................143
---------------------

SCHEDULE 9 THE PROPERTY......................................................144
-----------------------

THIS AGREEMENT is dated 10 June 2003 and made between:

(1)    SEA CONTAINERS BRITISH ISLES LIMITED (the "Borrower");

(2) THE SUBSIDIARIES and other companies within the same Group (as defined below) of the Borrower listed in Part I (The Obligors) of Schedule 1 (The Original Parties) as guarantors (the "Guarantors");

(3) CITIGROUP GLOBAL MARKETS LIMITED, FORTIS BANK and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND (whether acting individually or together) (the "Arranger" or the "Mandated Lead Arranger");

(4) THE FINANCIAL INSTITUTIONS listed in Part II (The Original Lenders - other than UK Non-Bank Lenders) and Part III (The Original Lenders - UK Non-Bank Lenders) of Schedule 1 (The Original Parties) as lenders (the "Original Lenders");

(5) CITIBANK INTERNATIONAL PLC as agent of the other Finance Parties (the "Agent"); and

(6) CITICORP TRUSTEE COMPANY LIMITED as security trustee for the Secured Parties (the "Trustee").

IT IS AGREED as follows:

                                    SECTION 1
                                 INTERPRETATION

1.     Definitions and Interpretation

1.1    Definitions In this Agreement:

       "Account Bank" means Citibank, N.A..

       "Account Agreement" means the account agreement between the Account Bank, the Parent and the Trustee in relation to the Mandatory Prepayment Account, the GNER Dividends Account and the Dividends Account.

       "Additional Cost Rate" has the meaning given to it in Schedule 4 (Mandatory Cost Formulae).

       "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

       "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with sterling in the London foreign exchange market at or about 11:00 a.m. on a particular day.

       "Authorisation" means:

       (a)    a permit, licence, consent, approval, certificate,  qualification,
              specification,   resolution,   exemption,   filing,  notarisation,
              registration or other authorisation; or

       (b)    a filing of a notification, report or assessment; or

       (c)    any item of Port Legislation,

       in each case necessary for the effective operation of the Group's business, its ownership, possession, occupation or use of an asset or the execution or performance of this Agreement.

       "Authorised Signatory" means any person authorised in accordance with a board resolution, a certified copy of which has been delivered to the Agent together with such signatory's specimen signature as referred to in paragraph 1(c) of Schedule 2 (Conditions Precedent).

       "Availability Period" means the period from and including the date of this Agreement to and including the date which is two months after the Bond Maturity Date but if any such date is not a Business Day, then the Availability Period shall be deemed to end on the immediately preceding Business Day.

       "Available Commitment" means, at any time in relation to the Facility, a Lender's Commitment under the Facility minus:

       (a) the amount of its participation in any outstanding Loans under the Facility; and

       (b) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under the Facility on or before the proposed Utilisation Date.

       "Available Facility" means, in relation to the Facility, the aggregate for the time being of each Lender's Available Commitment in respect of the Facility, provided that at any time on or after the earlier of the Exchange Offer Closing Date and 24 June 2003, and prior to the Bond Maturity Date, such amount shall not exceed the Exchange Offer Amount.

       "Bermuda Obligor" means any company who is a Guarantor and is formed or incorporated under the laws of Bermuda.

       "Bond Maturity Date" means 1 July 2003.

       "Break Costs" means the amount (if any) by which:

       (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

       exceeds:

       (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

       "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, and (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency.

       "Capital Expenditure" shall be construed as meaning any expenditure which should be treated as capital expenditure in the accounts of any member of the Group in accordance with Relevant GAAP.

       "Cash Disposal Proceeds" means, in respect of any Disposal, the aggregate cash amount of Disposal Proceeds in respect of such Disposal paid on the applicable Closing Date following the making of any deductions required to be applied in repayment of debt existing at the time of the Disposal in relation to the asset being disposed.

       "Charged Property" means all the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

       "Class A Shares" means class A common shares, par value US$.01 each, of OEH.

       "Class B Shares" means class B common shares, par value US$0.1 each, of OEH.

       "Closing Date" means, in respect of any Disposal, the date such Disposal is closed and all conditions in respect of the making of all payments thereunder become unconditional.

       "Code" means, at any date, the U.S. Internal Revenue Code of 1986 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

       "Commitment" means:

       (a)    in relation to an Original Lender,

              (i) at any time prior to the Bond Maturity Date, the amount set opposite its name in Column 1 under the heading "Commitment" in Part II (The Original Lenders - other than UK Non-Bank Lenders) or Part III (The Original Lenders - UK Non-Bank Lenders) of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

              (ii) at any time on or after the Bond Maturity Date, the amount set opposite its name in Column 2 under the heading "Commitment" in Part II (The Original Lenders - other than UK Non-Bank Lenders) or Part III (The Original Lenders - UK Non-Bank Lenders) of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

       (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

       "Commitment Fee" means, on any date, the percentage per annum equal to 50% of the Margin on such date.

       "Compliance Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

       "Confidentiality   Undertaking"   means  a  confidentiality   undertaking
       substantially in any recommended form of the LMA or in any other form agreed between the Borrower and the Agent.

       "Default" means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

       "Delegate" means any delegate, agent, attorney or co-trustee appointed by the Trustee.

       "Disposal" has the meaning given to that term in Clause 7.5 (Mandatory Prepayment and Cancellation - Sale of Security and other Disposals).

       "Disposal Group" means any of the Isle of Man Group, the Ports Group and the Marine Group.

       "Disposal Proceeds" has the meaning given to that term in Clause 7.5 (Mandatory Prepayment and Cancellation - Sale of Security and other Disposals).

       "Dividend" means any declaration, making or payment, directly or indirectly, of any dividend, any interest or other payment, or any other distribution of assets all in respect of its share capital (or any class thereof) or the setting apart of any such assets for any such purpose.

       "Dividends Account" means the account numbered 10136042 in relation to sterling deposits and the account numbered 10136050 in relation to dollar deposits being maintained with the Account Bank (in accordance with the Account Agreement) by the Parent and subject to the Transaction Security.

       "Effective Date" means the date upon which this Agreement is dated.

       "Employee Plan" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
       Section 412 of the Code or Section 302 of ERISA, and in respect of which a US Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

       "Environment" means all or any of the following media: air (including air within buildings or other structures and whether above or below ground), land (including buildings and any other structures or erections in, on or under it and any soil and anything below the surface of land), land covered with water and water (including sea, ground and surface water) and any other meaning given to the term "Environment" under any Environmental Law.

       "Environmental  Claim"  means  any  written  notice  from any  regulatory authority or government agency or other person responsible for the enforcement of any Environmental Law, alleging any breach, contravention or violation of any Environmental Law by any member of the Group or the existence of any liability or potential liability arising from any such breach, contravention or violation including, without limitation, liability to conduct, pay for or for damages in respect of any investigation or audit, clean-up, remediation, administrative cost or charge or expense, damage to the Environment or any natural resource, property loss or damage, personal injury or any penalty attaching or relating to the presence, emission, release or leak of any Hazardous Material in or to the Environment.

       "Environmental Law" means all statutes, treaties and conventions, directives, regulations and all codes of practice or conduct, circulars and guidance notes having legal or judicial import or effect whether of a criminal, civil or administrative nature, and the rules of common law, relating to or concerning:

       (a)    pollution or contamination of the Environment;

       (b) harm, whether actual or potential, to mankind and human senses, living organisms and ecological systems;

       (c)    the  generation,   manufacture,   processing,   distribution,  use
              (including abuse), treatment, storage, disposal, transport or handling of Hazardous Materials; and

       (d) the emission, leak, release or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Hazardous Material and any matter or thing capable of constituting a nuisance or an actionable tort of any kind in respect of such matters.

       "Environmental Permits" means any Authorisation and the filing of any notification, report or assessment required, in each case, under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by the relevant member of the Group.

       "ERISA" means, at any date, the United States Employee Retirement Income Security Act of 1974 (or any successor legislation thereto) as amended from time to time, and the regulations promulgated and rulings issued thereunder, all as the same may be in effect at such date.

       "ERISA Affiliate" means any person that for purposes of Title I and Title IV of ERISA and Section 412 of the Code would be deemed at any relevant time to be a single employer with a US Obligor, pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

       "ERISA Event" means

       (a) any reportable event, as defined in Section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified of such event;

       (b) the filing of a notice of intent to terminate any Employee Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under
              Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under
              Section 4041(c) of ERISA;

       (c) the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

       (d) the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under
              Section 412 of the Code or Section 302 of ERISA or the filing of any request for a minimum funding waiver under Section 412 of the Code with respect to any Employee Plan or Multiemployer Plan;

       (e) an engagement in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA;

       (f) the complete or partial withdrawal of any US Obligor or any ERISA Affiliate from a Multiemployer Plan; and

       (g) an Obligor or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Employee Plan (other than premiums due and not delinquent under Section 4007 of ERISA).

       "Event of Default" means any event or circumstance specified as such in Clause 22 (Events of Default).

       "Exchange Offer" means the exchange offer pursuant to which SCL will issue new debt securities maturing after the Final Repayment Date in exchange for outstanding SCL Bonds.

       "Exchange Offer Amount" means, if the Exchange Offer Closing Date has occurred on or before 24 June 2003, the face value amount of SCL Bonds in aggregate which have been exchanged for new debt securities maturing after the Final Repayment Date pursuant to the Exchange Offer or, if the Exchange Offer Closing Date has not occurred on or before 24 June 2003, zero.

       "Exchange Offer Closing Date" means the date falling on or before 1 July 2003, on which the Exchange Offer is consummated.

       "Excluded Dividend" has the meaning ascribed to it in Clause 7.7 (Mandatory Prepayment and Cancellation - GNER Dividend).

       "Existing Financial Indebtedness" means any Financial Indebtedness (whether secured or unsecured), and any facilities available for utilisation by a member of the Group and not drawn, in each case as at the date of this Agreement and as listed in the Group Structure Chart.

       "Existing Security" means:

       (a) any Security for Existing Financial Indebtedness noted as secured in the Group Structure Chart;

       (b) the Security granted by Sea Containers Property Services Limited in favour of Zurich Insurance Company pursuant to a deed of deposit and charge dated 22 October 2001; and

       (c) the Security granted by Isle of Man Steam Packet Holdings Limited in favour of the Bank of New York pursuant to a security over shares agreement dated 16 April 2002.

       "Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

       "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

       "Fee Letter" means any letter or letters dated on or about 28 April 2003 between the Arranger and the Parent (and/or, as the case may be, the Agent, the Trustee and/or the Lenders) setting out any of the fees referred to in Clause 11 (Fees) or any other letter dated on or about the date of this Agreement.

       "Ferry" means each of the ocean going vessels owned or operated by any member of the Group.

       "FPHL" means Ferry and Port Holdings Limited a company incorporated under the laws of England and Wales with registered number 2413534 having its registered office at Sea Containers House, 20 Upper Ground, London, SE1 9PF.

       "Final Repayment Date" means 30 April 2004 but if any such date is not a Business Day, then the Final Repayment Date shall be deemed to be the immediately succeeding Business Day.

       "Final Settlement Date" means the date on which the Hatfield Litigation is irrevocably settled or determined in proceedings which are incapable of further appeal or review.

       "Finance Document" means this Agreement, the Security Documents, any Fee Letter, any Resignation Letter and any other document designated as such by the Agent and the Borrower.

       "Finance Party" means the Agent, the Arranger, the Trustee or a Lender.

       "Financial Indebtedness" means any indebtedness for or in respect of:

       (a)    moneys borrowed;

       (b) any amount raised by acceptance under any acceptance credit facility;

       (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

       (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Relevant GAAP, be treated as a finance or capital lease;

       (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

       (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing for the avoidance of doubt, not including operating leases;

       (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

       (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

       (i)    any amount raised by the issue of redeemable shares;

       (j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into this agreement is to raise finance; and

       (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

       "Folkestone Facility" means the (pound)3,675,000 term loan facility provided pursuant to an agreement between Folkestone Properties Limited, the Parent and the Governor and Company of the Bank of Scotland and dated 30 November 2001.

       "Franchise Agreement" means the franchise agreement between the Strategic Rail Authority, GNER Holdings Limited and Great North Eastern Railway Limited dated 28 March 1996 and as subsequently amended and restated by agreement between the parties.

       "Franchise Services" shall have the meaning attributed thereto in the Franchise Agreement.

       "Franchise Term" shall have the meaning attributed thereto in the Franchise Agreement.

       "Franchise Termination Assessment Memorandum" means the memorandum prepared by the Parent and addressed to the Lenders relating to the financial consequences of termination of the Franchise Agreement and delivered as a condition precedent hereto and referred to in paragraph 4(i) of Schedule 2 (Conditions Precedent).

       "GNER Dividend" has the meaning ascribed to it in Clause 7.7 (Mandatory Prepayment and Cancellation - GNER Dividend).

       "GNER Dividends Account" means the account numbered 10136034 in relation to sterling deposits being maintained with the Account Bank (in accordance with the Account Agreement) by the Parent subject to the Transaction Security and into which all GNER Dividends are paid.

       "GNER Limited" means Great North Eastern Railway Limited, registered number 02938984.

       "GNER Liquidity Maintenance Cash" means any amount which GNER Limited must retain pursuant to its liquidity maintenance obligations under the Franchise Agreement.

       "GNER Station Refurbishment" means the expenditure (approved in advance by the Agent) to be incurred in relation to the refurbishment of certain railway stations belonging to GNER Limited.

       "Group" means the Parent and its Subsidiaries that are identified in the Group Structure Chart (excluding for the avoidance of doubt OEH and GE Seaco SRL).

       "Group Structure Chart" means the group structure chart delivered in accordance with Clause 4 (Conditions of Utilisation) and set out at
       Schedule 7 (Group Structure Chart) showing the Obligors, their holding companies to the Parent and certain other companies, including current name, jurisdiction of incorporation and, for each member of the Group (other than the Parent), any Existing Financial Indebtedness in each case, as at the date of this Agreement.

       "Hatfield Litigation" means all claims against Network Rail and/or any successor in title thereto arising out of or in connection with the derailment of a train operated by GNER Limited near Hatfield on 17 October 2000.

       "Hazardous Materials" means any element or substance, whether natural or artificial, and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance, which is listed, identified, defined or determined by any Environmental Law to be, to have been, or to be capable of being or becoming harmful to mankind or any living organism or damaging to the Environment.

       "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

       "Information   Package"  means  the  Franchise   Termination   Assessment
       Memorandum and the Litigation Settlement Memoranda.

       "Intellectual Property" means any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all applications and rights to use such assets of each Obligor.

       "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

       "Interim Recovery" means, in respect of the Hatfield Litigation, the aggregate of monies (a) paid to the Group by Railtrack plc and/or Network Rail; and (b) recovered by the Group by way of set-off against amounts payable by GNER Limited under the Track Access Agreement and which the Group is entitled to retain.

       "Investments" means:

       (a) any stocks, shares, debentures, securities and certificates of deposit;

       (b)    all interests in collective investment schemes; and

       (c) all warrants, options and other rights to subscribe or acquire any of the investments described in (a) and (b).

       in each case whether held directly by or to the order of an Obligor or by any trustee, nominee, fiduciary or clearance system on its behalf.

       "IRS" means the United States Internal Revenue Service or any successor thereto.

       "Isle of Man Group" means the following companies: Sea Containers Isle of Man Limited, Isle of Man Steam Packet Holdings Limited and Isle of Man Steam Packet Company Limited.

       "Isle of Man Group Disposal" means any share and/or asset Disposal of all or substantially all of the economic value of the Isle of Man Group.

       "ISM Code" means the International Safety Management Code adopted by the International Maritime Organisation in November 1993 and made mandatory under Chapter IX of the International Convention for the Safety of Life at Sea.

       "Joint Venture" means any joint venture entity which is not a member of the Group, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or whether any other entity and in which a member of the Group has a share. "Legal Opinions" means the legal opinions delivered to the Agent pursuant to Clause 4 (Conditions of Utilisation).

       "Lender" means:

       (a)    any Original Lender; and

       (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 23 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

       "LIBOR" means, in relation to any Loan:

       (a)    the applicable Screen Rate; or

       (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

       "Litigation Settlement Memoranda" means the two memoranda prepared by the Parent and addressed to the Lenders relating to certain litigation matters involving GNER Limited, covering both the claims made by GNER Limited against Railtrack Plc (now Network Rail) for damages relating to GNER lost revenue arising from the Hatfield rail crash and subsequent rail closure and also the potential costs implications of all other GNER litigation matters, and delivered as a condition precedent hereto and referred to in paragraph 4(i) of Schedule 2 (Conditions Precedent).

       "LMA" means the Loan Market Association.

       "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

       "Majority Lenders" means:

       (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate 662/3% or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 662/3% or more of the Total Commitments immediately prior to the reduction); or

       (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate 662/3% or more of all the Loans then outstanding.

       "Mandate Documents" means the letters dated 1 May 2003 entered into by the Borrower, the Parent and the Arrangers relating to the entry by them, and others, into the Finance Documents.

       "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost Formulae).

       "Mandatory Prepayment Account" means the interest-bearing account numbered 10136069 in relation to sterling deposits and the account numbered 10136077 in relation to dollar deposits of the Parent, in each case: held in a jurisdiction of the Borrower with the Account Bank (in accordance with the Account Agreement) (as the same may be redesignated, substituted or replaced from time to time) and subject to Transaction Security.

       "Margin" means, from the date of this Agreement until (and including) the date falling 6 months after the date of this Agreement, 2.50 per cent. per annum; and thereafter, 3.00 per cent. per annum.

       "Margin Stock" means margin stock or "margin security" within the meaning of Regulations T, U and X.

       "Marine Group" means Charleston Marine Containers Inc.

       "Marine Group Disposal" means any share and/or asset Disposal of all or substantially all of the economic value of the Marine Group.

       "Material Adverse Effect" means a material adverse effect on:

       (a)    the  business,  operations,   property,  condition  (financial  or
              otherwise) operations or prospects of the Group taken as a whole;

       (b) the ability of an Obligor to comply with any of its obligations under the Finance Documents; or

       (c) the legality, validity or enforceability of the Finance Documents or the rights or remedies of any Finance Party under the Finance Documents.

       "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

       (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

       (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

       (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

       The above rules will only apply to the last Month of any period.

       "Multiemployer  Plan" means a "multiemployer plan" (as defined in Section
       (3)(37) of ERISA) contributed to for any employees of a US Obligor or any ERISA Affiliate.

       "Newhaven Facility" means the (pound)6,090,000 term loan facility provided pursuant to an agreement between Newhaven North Quay Limited, the Parent and the Governor and Company of the Bank of Scotland and dated 14 December 2001.

       "Newhaven Marina Facility" means a syndicated loan facility up to (pound)5,750,000 to be provided pursuant to an agreement with recourse to Newhaven Marina Limited but without recourse to any other member of the Group (other than the Parent).

       "New York Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, and (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency.

       "Obligors" means the Borrower and each Guarantor.

       "Occupational Lease" means any lease or licence or other right of occupation to which any property leased, occupied or otherwise in the possession of any member of the Group may be subject from time to time.

       "OEH" means Orient-Express Hotels Ltd., a Bermuda corporation.

       "OEH Shares" means, collectively, (i) 2,459,399 Class B Shares owned by Parent, (ii) 2,459,399 Class A Shares issuable upon conversion of such Class B Shares into Class A Shares and (iii) 11,943,901 Class A Shares owned by Parent.

       "Original Financial Statements" means:

       (a) in relation to the Parent (and any other member of the Group where such are available), the audited consolidated financial statements of the Group for the financial year ended 31 December 2002; and

       (b)    in  relation to each member of the Group (to the extent it has not
              delivered   anything  under  (a)  above),  its  audited  financial
              statements for its financial year ended 31 December 2002.

       "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

       "Parent" means Sea Containers Ltd., a Bermuda corporation.

       "Party" means a party to this Agreement.

       "PBGC" means the U.S. Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

       "Permitted Lease" means any Occupational Lease where:

       (a)    no premium is paid in consideration of its grant; and

       (b) the initial annual open market rent or open market consideration payable upon its grant is less than (pound)20,000 (or is less than (pound)20,000 after any rent review or review of the consideration payable under the same) disregarding amounts payable by way of service charge, insurance and VAT).

       "Ports Group" means Newhaven North Quay Limited and Folkestone Properties Limited.

       "Ports Group Disposal" means any share and/or asset Disposal of all or substantially all of the economic value of the Ports Group.

       "Port Legislation" means the Folkestone Harbour Acts 1807, 1818 and 1992, the Folkestone Pier and Harbours Order Confirmation Acts 1878 and 1881, the South Eastern Railway Acts 1843, 1844, 1887 and 1990, the South Eastern Railway (Various Powers) Act 1885, the Southern Railway (Dock Charges) Act 1924 and the Sealink (Transfer of Folkestone Harbour) Harbour Revision Order 1991 and all other statutes, treaties and conventions, statutory instruments, directives, regulations and all codes of practice or conduct, circulars and guidance notes having legal or judicial import or effect whether of a criminal, civil or administrative nature and the rules of common law relating to or concerning the operation of a port as the same may be amended or supplemented from time to time.

       "Property" means the property listed in Schedule 10 (The Property).

       "Qualifying Lender" has the meaning given to it in Clause 12 (Tax Gross Up and Indemnities).

       "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

       (a) (if the currency is domestic sterling) the first day of that period; or

       (b) (for any other currency) two Business Days before the first day of that period,

       unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

       "Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

       "Reduced Collateral Date" means any date on or after the 15 November 2003 on which the listed market value of the OEH Shares that are subject to Transaction Security is less than $50,000,000.

       "Reference Banks" means, in relation to LIBOR the principal offices of Citicorp North America, Inc., Fortis Bank S.A./N.V. and The Governor and Company of the Bank of Scotland or such other banks as may be appointed by the Agent in consultation with the Borrower.

       "Regulations T, U and X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time hereafter in effect.

       "Relevant GAAP" means generally accepted accounting principles (i) in the United States of America in relation to the Parent and GE Seaco SRL, and
       (ii) in the United Kingdom in relation to each other Obligor.

       "Relevant Interbank Market" means the London interbank market.

       "Relevant Jurisdiction" means:

       (a)    the jurisdiction of incorporation of each member of the Group;

       (b) the jurisdiction where any asset subject to or intended to be subject to the Transaction Security is situated;

       (c) the jurisdiction whose laws govern the perfection of any of the Security Documents; and

       (d) the jurisdiction where any member of the Group is conducting its business.

       "Relevant Outstandings" means an amount equal to the aggregate amount of the Loans as at the earlier of 24 June 2003 and the Exchange Offer Closing Date less the Exchange Offer Amount.

       "Repeating Representations" means each of the representations set out in Clauses 18.1 (Status) to 18.7 (Governing law and enforcement), Clause
       18.10 (No default) to Clause 18.16 (No proceedings pending or threatened), Clause 18.19 (Taxation), Clause 18.21 (Ranking) to Clause
       18.25 (Shares), Clause 18.27 (Business Assets), 18.28 (Pensions), 18.32 (Health and safety regulation) and Clause 18.34 (Financial Year End) to Clause 18.37 (Investment Companies).

       "Replacement Franchise Agreement" means any franchise agreement in respect of any substantive part or all of the Franchise Services to be entered into after the date hereof by the SRA with a franchisee and franchise operator.

       "Restricted Indebtedness Companies" means the Borrower, Sea Containers Railway Services Limited, GNER Holdings Limited and GNER Limited.

       "Sales Date" means the earlier of the occurrence of an Event of Default, a Reduced Collateral Date, 15 November 2003 (if on such date the Closing Date for each Sale of Security by a member of the Group to a third person has not occurred) and a Shortfall Date.

       "Sale of Security" has the meaning ascribed to it in Clause 7.5 (Mandatory Prepayment and Cancellation - Sale of Security and other Disposals).

       "SCL Bonds" means the 9-1/2% senior notes due 1 July 2003 issued by the Parent and the 10-1/2% senior notes due 1 July 2003 issued by the Parent.

       "Screen Rate" means in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period displayed on page 3750 or 3740 (as appropriate) of the Telerate screen. If any such agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

       "SEC" means the US Securities and Exchange Commission or any successor thereto.

       "Secured Obligations" means all obligations at any time due, owing or incurred by any Obligor to any Secured Party under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity).

       "Secured Parties" means, from time to time, each Finance Party and any Receiver or Delegate.

       "Securities Act" means the US Securities Act of 1933, as amended.

       "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

       "Security Documents" means each of the security documents listed as being a Security Document in paragraph 2(a) of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

       "Selection  Notice" means a notice  substantially  in the form set out in
       Part II (Selection Notice) of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods) in relation to the Facility.

       "Share Redemption or Dividend", made by a person, means (a) any redemption, purchase, retirement or other acquisition for consideration of shares issued by it, or the setting apart of any such consideration for such purpose, or other reduction in share capital; (b) any declaration, making or payment, directly or indirectly, of any dividend, any interest or other payment, or any other distribution of assets in respect of its share capital (or any class thereof) or the setting apart of any such assets for any such purpose; or (c) the payment of any management, advisory or other fee to or to the order of the direct or indirect holders of any of its share capital other than in the case of this paragraph (c), on arm's length terms.

       "Shortfall Date" means any date following a Shortfall First Date when there is an obligation to make a prepayment pursuant to Clause 7.9(c) and such prepayment obligation is in whole or part unsatisfied.

       "Shortfall First Date" has the meaning set out in Clause 7.9(a)(i).

       "Specified Time" means a time determined in accordance with Schedule 8 (Timetables).

       "SRA" means the Strategic Rail Authority.

       "Subsidiary" means in relation to any company or corporation, a company or corporation:

       (a)    which  is  controlled,   directly  or  indirectly,  by  the  first
              mentioned company or corporation;

       (b) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

       (c) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

       and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

       "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

       "Taxes Act" means the Income and Corporation Taxes Act 1988.

       "Total Commitments" means at any time the aggregate of the Commitments.

       "Track Access Agreement" means the agreement referred to in paragraph 4(g) of Schedule 2 of this agreement.

       "Transaction Closing Agenda" means the transaction closing agenda prepared by Clifford Chance LLP, initialled by or on behalf of the Parent and the Agent on or before the signing of this Agreement for the purposes of identification.

       "Transaction Security" means the Security created or expressed to be created in favour of the Trustee pursuant to the Security Documents.

       "Transfer Certificate" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Borrower.

       "Transfer Date" means, in relation to a transfer, the later of:

       (a)    the proposed Transfer Date specified in the Transfer  Certificate;
              and

       (b)    the date on which the Agent executes the Transfer Certificate.

       "Treasury Transaction" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (including any currency or interest purchase, cap or collar agreement, forward rate agreements, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement) (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account).

       "Unfunded Pension Liability" means the excess of an Employee Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan's assets, determined in accordance with the assumptions used for funding the Employee Plan pursuant to Section 412 of the Code for the applicable plan year.

       "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

       "US Obligor" means any company who is a Guarantor and is formed or incorporated under the laws of the United States of America, any state thereof or the District of Columbia.

       "US Tax" means any federal, state, local or foreign income, gross receipts, license, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), real property, personal property, sales, use, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

       "Utilisation" means a utilisation of the Facility.

       "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

       "Utilisation Request" means a notice substantially in the form set out in
       Part I of Schedule 3 (Requests).

       "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

       "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.

1.2    Construction

       (a) Unless a contrary indication appears any reference in this Agreement to:

              (i) the "Agent", the "Arranger", the "Trustee", any "Finance Party", any "Secured Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Trustee, any person for the time being appointed as trustee or trustees in accordance with this Agreement;

              (ii) "assets" includes present and future properties, revenues and rights of every description;

              (iii)  "control" means:

                     (A) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

                            (1) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Parent; or

                            (2) appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

                            (3) give directions with respect to the operating and financial policies of the Parent which the directors or other equivalent officers of the Parent are obliged to comply with; or the holding of more than one-half of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

              (iv) In addition to a "change of control" as set forth in paragraphs (iii)(A)(1) - (3) above, with respect to a US Obligor, any entity, person (within the meaning of Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or group of persons (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
                     Act) that theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 20 per cent. of the US Obligor's Voting Stock shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of Voting Stock of the US Obligor (or other securities convertible into such Voting Stock) representing 20 per cent. or more of the combined voting power of all Voting Stock of the applicable US Obligor.

              (v) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

              (vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

              (vii) a"person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

              (viii) a"regulation"  includes  any  regulation,   rule,  official
                     directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

              (ix) a provision of law is a reference to that provision as amended or re-enacted; and

              (x)    a time of day is a reference to London time.

       (b) Section, Clause and Schedule headings are for ease of reference only.

       (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

       (d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3 Currency Symbols and Definitions "(pound)" and "sterling" denotes the lawful currency of the United Kingdom and "$", "US$" and "dollars" denotes the lawful currency of the United States of America.

1.4 Third party rights A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

       (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party (other than any "indemnified person" as referred to in sub-clauses 21.43(e) (Indemnification) and 21.43(f) (Contribution) has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

       (b) Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

                                    SECTION 2
                                  THE FACILITY

2.     The Facility

2.1    The  Facility

       Subject to the terms of this Agreement, the Lenders make available to the Borrower a term loan facility in an aggregate amount equal to the Total Commitments.

2.2    Finance Parties' rights and obligations

       (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

       (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

       (c)    A Finance  Party may,  except as  otherwise  stated in the Finance
              Documents,   separately  enforce  its  rights  under  the  Finance
              Documents.

2.3    Parent as Obligors' agent

       Each Obligor irrevocably appoints the Parent as its agent for the purpose of:

       (a) executing and delivering on its behalf any agreement or document capable of being entered into by that Obligor under or in connection with the Finance Documents;

       (b) giving and receiving any notice or instruction under or in connection with any Finance Document (including any Utilisation Request); and

       (c) agreeing and executing all consents, agreements and amendments (however fundamental and notwithstanding any increase in obligations of or other effect on an Obligor) entered into in connection with the Finance Documents (including confirmation of continuation of guarantee obligations in connection with any amendment or consent in relation to the Facility).

3.     Purpose

3.1    Purpose

       The Borrower shall apply all amounts borrowed by it under the Facility towards the repayment of the SCL Bonds on the Bond Maturity Date, save that, subject to the terms of this Agreement,

       (a) prior to the Bond Maturity Date up to the Available Facility at any time will be available for general working capital purposes of the Group; and

       (b) on and after the Bond Maturity Date, up to one third of the Total Commitments may be used for the general working capital purposes of the Group.

3.2    Monitoring

       No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.     Conditions Of Utilisation

4.1    Initial conditions precedent

       The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2,
       Part I (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2    Further conditions precedent

       The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

       (a)    no Default is continuing or would result from the proposed Loan;

       (b) the Repeating Representations to be made by each Obligor are true in all material respects;

       (c)    in relation to any Utilisation on or after the Bond Maturity Date:

              (i) the Borrower has requested the making of a Utilisation on the Bond Maturity Date in an amount at least equal to the amount required to repay the SCL Bonds in full less any amount in the Mandatory Prepayment Account; and that the Utilisation is made and proceeds thereof are first applied in repayment of the SCL Bonds in full, and to the extent the SCL Bonds are repaid in full, for other purposes permitted pursuant to Clause 3.1 (Purpose);

              (ii) the Parent has provided evidence in form and substance satisfactory to the Agent on or before the Specified Time that the proceeds of the Available Facility (plus any amount in the Mandatory Prepayment Account) on the Bond Maturity Date are sufficient to repay the SCL Bonds in full on such date; and

              (iii) the Agent has received evidence in form and substance satisfactory to it that any registered security over assets of any member of the Group (other than the Parent), other than the Transaction Security and the Existing Security, has been released.

4.3    Maximum number of Loans

       The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, five or more Loans would be outstanding.

                                    SECTION 3
                                   UTILISATION

5.     Utilisation

5.1    Delivery of a Utilisation Request

       The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2    Completion of a Utilisation Request

       (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

              (i) the proposed Utilisation Date is a Business Day within the Availability Period;

              (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

              (iii)  the  proposed   Interest  Period  complies  with  Clause  9
                     (Interest Periods); and

              (iv)   it is signed by an Authorised Signatory of the Parent.

       (b)    Only one Loan may be requested in each Utilisation Request.

5.3    Currency and amount

       (a)    The currency specified in a Utilisation Request must be dollars.

       (b) The amount of the proposed Loan must be a minimum of US$10,000,000 or if less, the Available Facility.

5.4    Lenders' participation

       (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

       (b) The amount of each Lender's participation in each Loan on any date will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan, and, for the avoidance of doubt and as specified in the definition of "Commitment", prior to the Bond Maturity Date, the Available Commitment of certain Lenders may be zero.

       (c) On the Bond Maturity Date, all Loans outstanding on such date shall be notionally refinanced as between the Lenders such that payments shall be made between the Lenders only, through and on the instructions of the Agent to ensure that on the Bond Maturity Date each Lender's participation in each Loan made or outstanding on the Bond Maturity Date is equal to the proportion borne by its Available Commitment (on the Bond Maturity Date) to the Available Facility.

       (d) In relation to any Utilisation on the Bond Maturity Date, the Agent shall calculate the amounts to be paid by each Lender on a net basis taking into account paragraph (b) above in relation to that Utilisation, and paragraph (c) above in relation to aggregate participations in the Facility and shall by the Specified Time notify the Lenders of all amounts to be paid under paragraphs (b) and (c) above in relation to such Utilisation.

                                    SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.     Repayment

6.1    Repayment of Loans

       (a) The Borrower shall repay the Loans made to it in full on the Final Repayment Date.

       (b) On one date falling at any time before the earlier of (i) the date falling a week after the Exchange Offer Closing Date; and (ii) 24 June 2003 (inclusive), the Borrower shall repay an amount equal to the Relevant Outstandings. The Borrower may not use any sums standing to the credit of the Mandatory Prepayment Account or the Dividends Account to make such repayment.

6.2    Re-borrowings

       The Borrower may not reborrow any part of the Facility which is prepaid save that, any amount repaid in accordance with paragraph (b) of Clause
       6.1 (Repayment of Loans) may be re-borrowed on the Bond Maturity Date subject to the terms of this Agreement.

7.     Prepayment And Cancellation

7.1    Illegality

       If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

       (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

       (b) upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

       (c) the Borrower shall repay that Lender's participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent.

7.2    Mandatory Cancellation

       (a) The Available Facility shall be automatically cancelled to zero on the last day of the Availability Period.

       (b) On the Bond Maturity Date, the Available Facility shall automatically be cancelled to an amount equal to the lesser of (i) an amount equal to the aggregate of the Exchange Offer Amount and the principal amount of any Utilisation on such date to the extent the proceeds of such Utilisation were used to repay the SCL Bonds; and (ii) an amount equal to the aggregate of one third of the Total Commitments as defined in Part II of Schedule 1 (The Original Parties) and the principal amount of any Utilisation on such date to the extent the proceeds of such Utilisation were used to repay the SCL Bonds, in each case to the extent less than or equal to US$158,000,000.

7.3    Voluntary prepayment of Loans

       (a) The Borrower may, if it gives the Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of US$2,000,000).

       (b) A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero).

7.4    Right of repayment and cancellation in relation to a single Lender

       (a)    If:

              (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

              (ii) any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

              (iii) any Lender notifies the Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formulae);

              the Borrower may whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

       (b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

       (c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.

7.5    Mandatory  Prepayment  and  Cancellation  - Sale of  Security  and  other
       Disposals

       (a)    For the purposes of this Clause 7.5:

              "Disposal" means a sale, lease, transfer, loan or other disposal by a person, not made in the ordinary course of such member of the Group's business on arm's length terms, of any asset, undertaking or business (whether voluntary or involuntary and whether as a single transaction or a series of transactions) excluding a Disposal by the Parent other than a Disposal in the context of a Sale of Security or any shares or interest in a company which is a member of the Group including without limitation, in accordance with Clause 7.9 (Mandatory Prepayment and Cancellation - Sale of
              Security: Shortfall and Right to Sell).

              "Disposal Proceeds" means the consideration receivable by any member of the Group or any Subsidiary of Silja Holdings Limited (including any amount receivable in repayment of intercompany debt) for any Disposal including any Sale of Security (but other than an OEH Share Disposal), made by any member of the Group after deducting:

              (i) reasonable expenses incurred by any member of the Group with respect to that Disposal to person(s) who are not members of the Group; and

              (ii) any amount required to be applied in mandatory prepayment of Existing Financial Indebtedness of any member of the Group, provided that the terms thereof are the same as those originally entered into on or prior to the date of such agreement.

              "Sale of Security" means any of the Isle of Man Disposal, the Ports Group Disposal or the Marine Group Disposal.

       (b) The aggregate of the Commitments of each Lender on and from the Bond Maturity Date shall be automatically cancelled by an amount equal to any Disposal Proceeds promptly upon the Closing Date of any relevant Disposal pro rata their Commitments at such time; and each Lender's Commitment prior (if positive) to such date shall be automatically cancelled by an amount such that following such cancellation such Commitment does not exceed the amount of such Lender's Commitment on and after such date; and the Borrower shall promptly prepay such Loans as to ensure that following such prepayment, the aggregate of all Loans is equal to or less than the Available Facility at such time after having taken into account such cancellation.

       (c) Promptly upon the occurrence of any Disposal, the Disposal Proceeds of which are to be applied in accordance with paragraph
              (b) above, the Parent shall notify the Agent in writing setting out the amount and calculation of any such Disposal Proceeds and details of the Closing Date.

7.6    Mandatory Prepayment and Cancellation - Equity and Debt Financings

       (a)    For the purposes of this Clause 7.6:

              "Debt Financing" means any debt financing provided to, with recourse to or credit support from, or raised by (or committed or made available to) any member of the Group or any Subsidiary of Silja Holdings Limited, including without limitation any financing whereby any member of the Group or any Subsidiary of Silja Holdings Limited raises funds through any type of capital markets or bank debt instrument, from any type of securitisation, or from any other form of debt other than debt financing referred to in paragraphs (b)(i) to (ix) of Clause 21.31 (Indebtedness).

              "Equity Financing" means any equity sale, issue or offering by any member of the Group, other than (in the case of any member of the Group other than the Parent) to any person which is already a shareholder of such member of the Group.

              "Financing" means any Debt Financing or Equity Financing.

              "Financing Proceeds" means the proceeds receivable by or made available to any member of the Group from any Financing after deducting reasonable expenses incurred by any member of the Group with respect to that Financing to person(s) who are not members of the Group.

       (b) The aggregate of the Commitments of each Lender on and from the Bond Maturity Date shall be automatically cancelled by an amount equal to any Financing Proceeds promptly upon the occurrence of any Financing pro rata their Commitments at such time; and each Lender's Commitment prior (if positive) to such date shall be automatically cancelled by an amount such that following such cancellation such Commitment does not exceed the amount of such Lender's Commitment on and after such date; and the Borrower shall promptly prepay such Loans so as to ensure that following such prepayment, the aggregate of all Loans is equal to or less than the Available Facility at such time after having taken into account such cancellation.

       (c) Promptly upon the occurrence of any Financing, the Financing Proceeds of which are to be applied in accordance with paragraph
              (b) above, the Parent shall notify the Agent in writing setting out the amount and calculation of such Financing Proceeds.

7.7    Mandatory Prepayment and Cancellation - GNER Dividend

       (a)    For the purposes of this Clause 7.7:

              "GNER Dividend" means any Dividend or loan made by GNER Limited pursuant to paragraph (b)(iii) of Clause 21.16 (Dividends) on any date after the date of this Agreement.

              "Excluded Dividend" means (i) any GNER Dividend made at any time after the date of this Agreement and before 15 November 2003 in aggregate up to (pound)20,000,000 less (ii) at any time, the Relevant Amount provided that on and from 15 November 2003 if on such date the Closing Date for each Sale of Security by a member of Group to a third person has occurred, such amount shall be zero.

              "Net Claim" means an amount at any time equal to the Interim Recovery, or the net recovery by the Group in relation to the final settlement or other determination of the Hatfield Litigation as at the Final Settlement Date.

              "Relevant Amount" means an amount from time to time, which is due and payable prior to the Final Repayment Date and, is equal to the amount by which the Net Claim is less than (pound) [***].

              "Relevant Dividend" means any GNER Dividend other than an Excluded Dividend.

       (b) The aggregate of the Commitments of each Lender on and from the Bond Maturity Date shall be automatically cancelled by an amount equal to the Relevant Dividend promptly upon payment thereof pro rata their Commitments at such time; and each Lender's Commitment prior (if positive) to such date (if any) shall be automatically cancelled by an amount such that following such cancellation such Commitment does not exceed the amount of such Lender's Commitment on and after such date; and the Borrower shall promptly prepay such Loans so as to ensure that following such prepayment, the aggregate of all Loans is equal to or less than the Available
              Facility at such time after having taken into account such cancellation.

       (c) Promptly upon the occurrence of any GNER Dividend, the Parent shall notify the Agent in writing setting out the amount and calculation of such GNER Dividend and specifying whether such dividend is a Relevant Dividend.

       (d) In the event that the Parent has withdrawn from the GNER Dividend Account at any time an amount greater than the Excluded Dividend (the "Prepayment Amount") at that time, the aggregate of the Commitments of each Lender on and from the Bond Maturity Date shall be automatically cancelled by an amount equal to the Prepayment Amount pro rata their Commitments at such time; and each Lender's Commitment prior (if positive) to such date (if any) shall be automatically cancelled by an amount such that following such cancellation such Commitment does not exceed the amount of such Lender's Commitment on and after such date; and the Borrower shall promptly prepay such Loans so as to ensure that following such prepayment, the aggregate of all Loans is equal to or less than the Available Facility at such time after having taken into account such cancellation.

7.8    Mandatory Prepayment and Cancellation - OEH Shares

       (a)    For the  purposes  of this  Clause 7.8 and  Clause 7.5  (Mandatory
              Prepayment   and   Cancellation  -  Sale  of  Security  and  other
              Disposals):

              "OEH Share Disposal" means a sale of OEH Shares, including without limitation, in accordance with Clause 7.9 (Mandatory Prepayment and Cancellation - Sale of Security: Shortfall and Right to Sell).

              "OEH Shares Proceeds" means the consideration receivable by any member of the Group pursuant to an OEH Share Disposal after deducting reasonable expenses incurred by any member of the Group with respect to that OEH Share Disposal to person(s) who are not members of the Group.

       (b) The aggregate of the Commitments of each Lender on and from the Bond Maturity Date shall be automatically cancelled by an amount equal to any OEH Shares Proceeds promptly upon the occurrence of any OEH Share Disposal pro rata their Commitments at such time; and each Lender's Commitment prior (if positive) to such date (if any) shall be automatically cancelled by an amount such that following such cancellation such Commitment does not exceed the amount of such Lender's Commitment on and after such date; and the Borrower shall promptly prepay such Loans so as to ensure that following such prepayment, the aggregate of all Loans is equal to or less than the Available Facility at such time after having taken into account such cancellation.

       (c) Promptly upon the occurrence of any OEH Share Disposal, the Disposal Proceeds of which are to be applied in accordance with paragraph (b) above, the Parent shall notify the Agent in writing setting out the amount and calculation of any such OEH Shares Proceeds.

7.9 Mandatory Prepayment and Cancellation - Sale of Security: Shortfall and Right to Sell

       (a)    For the purposes of this Clause 7.9:

              "Shortfall Event" shall be deemed to have occurred:

              (i) on any date prior to 15 November 2003 if the Cash Disposal Proceeds for any Sale of Security received by a member of the Group on the applicable Closing Date are less than the Relevant Proceeds Amount (a "Shortfall First Date"); or

              (ii) on 15 November 2003, if the Closing Date for each Sale of Security by a member of the Group to a third person has not occurred.

              "Shortfall Amount" means:

              (i)    in relation to a Shortfall  Event falling within  paragraph
                     (i) of the definition thereof and any Sale of Security, an amount equal to the difference between the Relevant Proceeds Amount and the Cash Disposal Proceeds; and

              (ii)   in relation to a Shortfall  Event falling within  paragraph
                     (ii) of the definition thereof and any Sale of Security, the Relevant Proceeds Amount of such Sale of Security that has not occurred prior to 15 November 2003.

              "Relevant Proceeds Amount" means:

              (i)    in   relation   to  the   Isle  of  Man   Group   Disposal,
                     US$ [***] (or its equivalent in other currencies);

              (ii) in relation to the Ports Group Disposal, US$ [***] (or its equivalent in other currencies); and

              (iii) in relation to the Marine Group Disposal, US$ [***] (or its equivalent in other currencies).

       (b) Promptly upon the occurrence of any Sale of Security or a Shortfall Event, the Parent shall notify the Agent in writing (the "Disposal Proceeds Amount Notice") setting out the amount and calculation of the Disposal Proceeds, the Cash Disposal Proceeds and the Closing Date.

       (c)    Immediately upon the occurrence of any Shortfall Event:

              (i) the aggregate of the Commitments of each Lender on and from the Bond Maturity Date shall be automatically cancelled by:

                     (A)    (if the Shortfall  Event occurs prior to 15 November
                            2003), an amount equal to the relevant Shortfall Amount (calculated in accordance with paragraph (i) of the definition thereof above); or

                     (B) (if the Shortfall Event occurs on or after 15 November 2003), an amount equal to the Relevant Proceeds Amount,

                     (in each case, promptly upon each of the amounts in (A) and
                     (B) being received by any member of the Group) pro rata their Commitments at such time; and each Lender's Commitment prior (if positive) to such date (if any) shall be automatically cancelled by an amount such that following such cancellation such Commitment does not exceed the amount of such Lender's Commitment on and after such date; and the Borrower shall promptly prepay such Loans so as to ensure that following such prepayment, the aggregate of all Loans is equal to or less than the Available Facility at such time after having taken into account such cancellation; and

              (ii) at any time following the occurrence of a Sales Date, the Agent (acting on the instructions of the Majority Lenders) shall have the right to sell (whether by exercise of its rights and powers under the power of attorney of the Parent in favour of the Agent provided pursuant to Clause 4 (Conditions of Utilisation) and Schedule 2 (Conditions Precedent) (the "Power of Attorney") or otherwise) OEH Shares at such times, in such manner, and in such volumes as the Agent may direct in its absolute discretion including, without limitation, by way of:

                     (A)    trade sale to a strategic or financial buyer;

                     (B)    unregistered block trade or private placement;

                     (C) public sales under a shelf registration statement of OEH filed with the SEC, with the Parent acting solely upon the instructions of the Agent or the Agent selling on behalf of the Parent under the Power of Attorney, in each case including an underwritten offering;

                     (D) unsolicited broker's transactions or sales directly with marketmakers, in each case pursuant to Rule 144 under the Securities Act, and the Parent shall take, and shall use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will take, any action necessary, and shall provide, and shall use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will provide, any manner of assistance as the Agent may require in connection with such sale. The proceeds of such sale should not exceed an amount equal to (if such sale occurs as a result of a Shortfall Date) any unsatisfied repayment obligation pursuant to paragraph (i) above, and/or (if such sale occurs as a result of a Sales Date other than a Shortfall Date) all Loans together with accrued interest and all other amounts accrued or outstanding under the Finance Documents plus any excess amount which shall be returned to the Parent.

       (d) In connection with the sale (in any manner whatsoever) of the OEH Shares after a Sales Date, the Parent shall promptly do, and shall use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will do, all such acts or execute all such documents as the Agent may reasonably specify (and in such form as the Agent may reasonably require in favour of the Agent or its nominees).

       (e) If, on 1 November 2003, the Closing Date for each Sale of Security by a member of the Group to a third person has not occurred, the Parent shall have the right to deliver to the Lenders through the Agent a written strategy paper relating to the repayment of any Shortfall Amount that may be due on 15 November 2003. For the period commencing 3 Business Days after receipt of such strategy paper by the Agent to the Business Day prior to 15 November 2003, the Agent shall make itself available to consult with the Parent in relation to its proposed strategy at reasonable times and following reasonable notice by the Parent. Any obligation to be available to consult shall be without prejudice in any way to the rights of the Agent or any of the other Finance Parties pursuant to any other provision of the Finance Documents.

       (f) The Parent shall ensure that on or before the earlier of any Sales Date (other than a Shortfall Date) and 1 November 2003 the Agent or any Affiliate thereof or any other third party nominated by the Agent (acting on the instructions of the Majority Lenders) is appointed sole and exclusive sales agent with respect to each Disposal Group pursuant to an appointment letter in form and substance acceptable to the Agent (in its absolute discretion) and pursuant to such letter, such sales agent shall have the rights to effect the sale of any Disposal Group on behalf of the relevant member of the Group at any time on or after such date and, shall have the right to solicit and accept any purchase offer in respect of the assets relating thereto (in consultation with the Parent).

       (g) In connection with paragraph (f) above or otherwise, the Parent shall ensure that on or before the earlier of any Sales Date (other than a Shortfall Date) and 1 November 2003, it will, upon written notice from the Agent (acting on the instructions of the Majority Lenders), execute a power of attorney (in form and substance acceptable to the Agent, in its absolute discretion) in favour of any person nominated by the Agent (acting on the instructions of the Majority Lenders) as sales agent and will promptly execute all documents and do all things (including the execution and delivery of any notices) that the Agent may specify (acting in its absolute discretion) in each case, in order to effect the sale of any Disposal Group on behalf of any relevant member of the Group or otherwise to enable the sales agent to act without any responsibility or liability to any person.

       (h) Notwithstanding paragraphs (f) and (g) above, at any time following the occurrence of any Sales Date other than a Shortfall Date, the Parent shall from time to time procure the sale of any Disposal Group (or any part thereof) by the relevant member of the Group at such times, to such persons, and on such terms and conditions (including price) as the Agent (acting on the instructions of the Majority Lenders) shall, in its absolute discretion, determine by written notice to the Parent.

7.10   Mandatory Prepayment Account for amounts to repay the SCL Bonds

       (a) Without prejudice to the obligations under Clauses 7.5 (Mandatory Prepayment and Cancellation - Sale of Security and other Disposals) to 7.9 (Mandatory Prepayment and Cancellation - Shortfall on Sale of Security), the Parent shall ensure that an amount equal to the Disposal Proceeds, the Financing Proceeds, the OEH Shares Proceeds and the relevant amount determined pursuant to sub-paragraph 7.9(c)(i)(A) or (B) (as the case may be) are paid promptly into a Mandatory Prepayment Account at any time prior to the Bond Maturity Date. For the avoidance of doubt, there shall be no withdrawals from the Mandatory Prepayment Account prior to the Bond Maturity Date.

       (b)    On the Bond Maturity Date:

              (i) provided there is no Default, amounts credited to the Mandatory Prepayment Account shall be applied to repay the SCL Bonds; or

              (ii) if there is a Default that is continuing but which has not yet become an Event of Default, the Borrower may utilise any amount credited to the Mandatory Prepayment Account in repayment of the SCL Bonds less any amount equal to the Loans outstanding at such time.

       (c) After the Bond Maturity Date, if no Default has occurred prior thereto, the Transaction Security over the Mandatory Prepayment Account shall be automatically released and the Parent may use any amount standing to the credit of that account for any purpose.

       (d) A Lender or Agent with which a Mandatory Prepayment Account is held acknowledges and agrees that interest shall accrue at normal commercial rates on amounts credited to those accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandates relating to such account).

7.11   Mandatory Prepayment and Cancellation

       (a) For the purposes of this Clause 7.11 "Cancellation Date" means the earlier of (i) the occurrence of the Closing Date in relation to the last Sale of Security; and (ii) 15 November 2003, if the Closing Date for each the Sale of Security by a member of the Group to a third person has not occurred by that date.

       (b) Upon a Cancellation Date, if the aggregate listed market value of the OEH Shares subject to Transaction Security less any Shortfall Amount unpaid on that date is equal to or less than US$70,000,000, then, within one week of the Cancellation Date, the aggregate of the Commitments of each Lender on and from such date shall be automatically cancelled in full; and the Borrower shall promptly prepay all Loans so as to ensure that following such prepayment, there are no amounts outstanding under the Facility.

7.12   Restrictions

       (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

       (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

       (c) The Borrower may not reborrow any part of the Facility which is prepaid.

       (d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

       (e) No amount of any Commitment cancelled under this Agreement may be subsequently reinstated.

       (f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

                                    SECTION 5
                              COSTS OF UTILISATION

8.     Interest

8.1    Calculation of interest

       The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

       (a)    Margin;

       (b)    LIBOR; and

       (c)    Mandatory Cost, if any.

8.2    Payment of interest

       The Borrower shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

8.3    Default interest

       (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

       (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

              (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

              (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

       (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4    Notification of rates of interest

       The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.     Interest Periods

9.1    Selection of Interest Periods

       (a) The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

       (b) Each Selection Notice for a Loan is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

       (c) If the Borrower, fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods), be one Month.

       (d) Subject to this Clause 9, the Borrower, may select an Interest Period of one or three Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders).

       (e) An Interest Period for a Loan shall not extend beyond the Final Repayment Date save that, in respect of any Loan outstanding prior to the Bond Maturity Date, an Interest Period may not extend beyond the Bond Maturity Date.

       (f) Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2    Changes to Interest Periods

       If the Agent makes any of the changes to an Interest Period referred to in this Clause 9.2, it shall promptly notify the Borrower and the Lenders.

9.3    Non-Business Days

       If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.4    Consolidation of Loans

       Subject to paragraph (b) below, if two or more Interest Periods:

       (a)    relate to Loans in the same currency; and

       (b)    end on the same date,

       those Loans will, unless the Borrower, specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10.    Changes To The Calculation Of Interest

10.1   Absence of quotations

       Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by noon on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2   Market disruption

       (a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

              (i)    the Margin;

              (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

              (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

       (b)    In this Agreement "Market Disruption Event" means:

              (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

              (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3   Alternative basis of interest or funding

       (a) If a Market Disruption Event occurs and the Agent or the Borrower` so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

       (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4   Break Costs

       (a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

       (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.    Fees

11.1   Commitment fee

       (a) The Borrower shall pay to the Agent (for the account of each Lender) a fee in dollars computed from day to day at the rate of the Commitment Fee on an amount equal to each Lender's Commitment on and from the Bond Maturity Date:

              (A) accrued from the date of the Mandate Documents until the date of this Agreement, and payable on the date hereof; and

              (B) on and from the date hereof, such amount less an amount equal to its participations in any Loans made during the Availability Period and is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

11.2   Structuring Fee

       The Borrower shall pay to Citigroup Global Markets Limited (for its own account) a structuring fee in the amount and at the times set out in a Fee Letter.

11.3   Arrangement fee

       The Borrower shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.4   Agency and Trustee fee

       The Borrower shall pay to the Agent (for its own account) an agency fee and to the Trustee (for its own account) a security trustee fee in each case in the amount and at the times agreed in a Fee Letter.

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

12.    Tax Gross Up And Indemnities

12.1   Definitions

       (a)    In this Agreement:

              "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

              "Qualifying Lender" means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

              (i)    a Lender:

                     (A) which is a bank (as defined for the purpose of section 349 of the Taxes Act) making an advance under a Finance Document; or

                     (B) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act) at the time that that advance was made,

                     and  which  is  within   the   charge  to  United   Kingdom
                     corporation tax as respects any payments of interest made in respect of that advance; or

              (ii)   a Lender which is:

                     (A) a company resident in the United Kingdom for United Kingdom tax purposes;

                     (B) a partnership each member of which is a company resident in the United Kingdom for United Kingdom tax purposes; or

                     (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 11(2) of the Taxes Act); or

              (iii)  a Treaty Lender.

              "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

              (i) a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom, for United Kingdom tax purposes; or

              (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and that interest payable in respect of that advance falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act.

              "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

              "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

              "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

              "Treaty Lender" means a Lender which:

              (i) is treated as a resident of a Treaty State for the purposes of the Treaty;

              (ii)   does not carry on a business in the United Kingdom  through
                     a  permanent   establishment   with  which  that   Lender's
                     participation in the Loan is effectively connected; and

              (iii) if the relevant treaty contains additional conditions (over and above those set out in paragraphs (i) and (ii)) which must be satisfied by the relevant non-UK lender in order to enable the Lender to receive interest gross, the Lender has satisfied such additional conditions.

              "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

              "UK Non-Bank Lender" means:

              (i) where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part III (The Original Lenders - UK Non-Bank Lenders) of Schedule 1 (The Original Parties); and

              (ii) where a Lender becomes a Party to this Agreement after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate which it executes on becoming a Party to this Agreement.

       (b) Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2   Tax gross-up

       (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

       (b) The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

       (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

       (d) An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by the United Kingdom from a payment of interest on a Loan, if on the date on which the payment falls due:

              (i) the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

              (ii)

                     (A) the relevant Lender is a UK Non-Bank Lender, or would have been a UK Non-Bank Lender were it not for any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; and

                     (B) the Board of the Inland Revenue has given (and not revoked) a direction under section 349C of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to that payment and that Obligor has notified that UK Non-Bank Lender of the precise terms of that notice; or

              (iii) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

       (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

       (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) evidencing to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

       (g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

       (h) A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Borrower by entering into this Agreement.

       (i) A UK Non-Bank Lender shall promptly notify the Borrower and the Agent if there is any change in the position from that set out in the Tax Confirmation.

12.3   Tax indemnity

       (a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

       (b)    Paragraph (a) above shall not apply:

              (i)    with respect to any Tax assessed on a Finance Party:

                     (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

                     (B)    under  the law of the  jurisdiction  in  which  that
                            Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

                     if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

              (ii)   to the extent a loss, liability or cost:

                     (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

                     (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied.

       (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

       (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

12.4   Tax Credit

       If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

       (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

       (b) that Finance Party has obtained, utilised and fully retained that Tax Credit on an affiliated group basis,

       the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5   Stamp taxes

       The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6   Value added tax

       (a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

       (b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment of the VAT.

13.    Increased Costs

13.1   Increased costs

       (a) Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

       (b)    In this Agreement "Increased Costs" means:

              (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

              (ii)   an additional or increased cost; or

              (iii) a reduction of any amount due and payable under any Finance Document,

              which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2   Increased cost claims

       (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

       (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3   Exceptions

       (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

              (i) attributable to a Tax Deduction required by law to be made by an Obligor;

              (ii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

              (iii)  compensated for by the payment of the Mandatory Cost; or

              (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

       (b) In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).

14.    Other Indemnities

14.1   Currency indemnity

       (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

              (i)    making or filing a claim or proof against that Obligor;

              (ii)   obtaining  or  enforcing  an  order,  judgment  or award in relation to any litigation or arbitration proceedings,
              that  Obligor  shall as an  independent  obligation,  within three
              Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between
              (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

       (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2   Other indemnities

       The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

       (a)    the occurrence of any Event of Default;

       (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

       (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

       (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3   Indemnity to the Agent

       The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

       (a)    investigating any event which it reasonably believes is a Default;
              or

       (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15.    Mitigation By The Lenders

15.1   Mitigation

       (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross up and indemnities), Clause 13 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost Formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

       (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2   Limitation of liability

       (a) The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

       (b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.    Costs And Expenses

16.1   Transaction expenses

       The Borrower shall promptly on demand pay the Agent and the Arranger the amount of all reasonable documented valuation expenses, travelling expenses, professional fees and reports, and "out-of-pocket" expenses including legal expenses reasonably incurred by any of them in connection with due diligence, drafting, negotiation, preparation, printing, execution, closing, syndication and maintenance of:

       (a) this Agreement and any other documents referred to in this Agreement; and

       (b) any other Finance Documents executed after the date of this Agreement.

16.2   Amendment costs

       If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees)
       reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3   Enforcement costs

       The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

16.4   Collateral costs

       The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the perfection or enforcement of the collateral constituted by any Security Document or the exercise of any rights thereunder.

                                    SECTION 17
                                    GUARANTEE

17.    Guarantee And Indemnity

17.1   Guarantee and indemnity

       Each Guarantor irrevocably and unconditionally jointly and severally:

       (a) guarantees to each Finance Party punctual performance by the Borrower of all the Borrower's obligations under the Finance Documents;

       (b) undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

       (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

17.2   Continuing guarantee

       This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3   Reinstatement

       If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

       (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

       (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

17.4   Waiver of defences

       The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including:

       (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

       (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

       (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

       (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

       (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

       (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

       (g)    any insolvency or similar proceedings.

17.5   Immediate recourse

       Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6   Appropriations

       Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

       (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

       (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 17.

17.7   Deferral of Guarantors' rights

       Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

       (a)    to be indemnified by an Obligor;

       (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

       (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

17.8   Additional security

       This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

17.9   Limitation on U.S. Guarantors

       Any term or provision of this Clause 17 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any U.S. Obligor shall be liable hereunder shall in no event exceed an amount equal to the largest amount that would not render such U.S. Obligor's obligations hereunder, subject to avoidance under applicable United States federal or state fraudulent conveyance laws.

17.10  Limitation on Bermuda Guarantors

       Any  term  or  provision  of this  Clause  17 or any  other  term in this
       Agreement or any Finance Document shall not extend to any liability or sum which, after giving effect to any rights of contribution of any Bermuda Obligor among themselves, would cause the undertaking or discharge of such obligation by such Bermuda Obligor to be unlawful or prohibited by any applicable Bermudan law.

                                    SECTION 8
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18.    Representations

       Each Obligor in relation to itself and the Parent, on behalf of each other member of the Group which is not an Obligor, makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement (other than in relation to the Information Package which shall be made in accordance with Clause 18.40 (Repetition)).

18.1   Status

       (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

       (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.2   Binding obligations

       The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law as at the date of this Agreement limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) legal, valid, binding and enforceable obligations.

18.3   Non-conflict with other obligations

       The  entry  into  and   performance  by  it  of,  and  the   transactions
       contemplated by, the Finance Documents do not and will not conflict with:

       (a)    any law or regulation applicable to it;

       (b)    its or any of its Subsidiaries' constitutional documents; or

       (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

18.4   Power and authority

       (a) It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

       (b) It and each of its Subsidiaries has the power and has taken all necessary corporate action to authorise it to own its property and assets and to carry on its business as currently conducted.

       (c) No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

18.5   Authorisations

       (a)    All Authorisations required or reasonably desirable:

              (i) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

              (ii) to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction;

              (iii) subject to the Legal Reservations, to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

              have been obtained or effected and are in full force and effect except any such requirement in connection with the Transaction Security Documents which will be made promptly after the execution of the relevant Transaction Security Document and in any event within the applicable time limits in accordance with the terms hereof.

       (b) All contracts, licences, consents and Authorisations necessary or desirable for carrying on the conduct of the business, trade and ordinary activities of it and any member of the Group have been obtained or effected, are in full force and effect and are not likely to be revoked, amended or unavailable to it or any member of the Group and no notice of an intention to terminate any such contract, licence, consent or Authorisation has been received by it or any member of the Group.

       (c) To the extent that it is under an obligation to comply, it has at all times complied with the Port Legislation in relation to the Property, there has been no default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same and no circumstances have arisen (i) which would entitle any person to revoke, suspend, amend, vary, withdraw or refuse to amend any of the same which may reasonably be expected to have a Material Adverse Effect or (ii) which might give rise to any claim under the Port Legislation against any member of the Group which may reasonably be expected to have a Material Adverse Effect having regard to the cost to each member of the Group of meeting such claim.

       (d) All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group including under, or in connection with, the ISM Code have been obtained or effected and are in full force and effect.

18.6   Solvency

       (a) Neither it nor any member of the Group is unable or has admitted inability to pay its debts as they fall due or has suspended making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commenced negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness (other than the Exchange Offer).

       (b) The value of the assets of it or any member of the Group is not less than the liabilities of it or that member of the group (taking into account contingent and prospective liabilities).

       (c) A moratorium has not been declared in respect of any of the indebtedness of it or any member of the Group.

       (d) No event or circumstance described in Clause 22.6 (Insolvency) or Clause 22.7 (Creditors' process) has been taken or, to the knowledge of the Borrower, threatened in relation to it or any member of the Group.

18.7   Governing law and enforcement

       (a) The choice of governing law of each of the Finance Documents will be recognised and enforced in each Relevant Jurisdiction.

       (b) Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in each Relevant Jurisdiction.

18.8   Deduction of Tax

       It is not required under the law of each Relevant Jurisdiction to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

18.9   No filing or stamp taxes

       Under the law of each Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except any filing, recording or enrolling or any tax or fee payable in connection with the Transaction Security or notified to the Agent prior to the Closing Date.

18.10  No default

       (a) No Default is continuing or might reasonably be expected to result from the making of any Utilisation.

       (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which might reasonably be expected to have a Material Adverse Effect.

       (c) The Franchise Agreement is in full force and effect and no Event of Default (as defined therein) has occurred and no other event or circumstance has occurred or is subsisting which might reasonably be expected to lead to the termination of the Franchise Agreement.

18.11  No misleading information

       (a) Any factual information including, for the avoidance of doubt and without limitation, the Franchise Termination Assessment Memorandum, the Litigation Settlement Memoranda and any information provided to potential bidders in relation to the acquisition of any of (or any member of) the Disposal Group, provided by it or any member of the Group was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and is not misleading in any respect.

       (b) The financial projections provided by it or any member of the Group have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

       (c) Nothing has occurred or been omitted from any information provided by it or any member of the Group and no information has been given or withheld that results in such information being untrue or misleading in any material respect.

       (d) Network Rail has the obligation to pay CP2 Payments (as defined in paragraph 6 of the Litigation Settlement Memorandum relating to the Hatfield Litigation) by way of recompense for poor performance from April 2001 to members of the Group and without set-off, deduction or counterclaim.

       (e)    As at the date hereof, the Interim Recovery is(pound) [***].

18.12  Non-disclosure

       Neither any Obligor nor the Parent have failed to disclose to the Agent any matters of which they are aware which could reasonably be expected to adversely affect:

       (a)    such party's ability to pay any indebtedness under this Agreement;
              or

       (b) such party's ability to comply with any Finance Documents or the validity or enforceability of any Finance Document.

18.13  Financial statements

       (a)    Its  latest  Financial   Statements  (being  those  most  recently
              delivered to the Agent) were prepared in accordance with Relevant GAAP consistently applied.

       (b) Its latest Financial Statements (being those most recently delivered to the Agent) fairly represent its financial condition and operations (consolidated in the case of the Parent) during the relevant financial year.

18.14  Material Adverse Change

       There has been no change in its business, condition (financial or otherwise), prospects or operations of the Group (taken as a whole), any Disposal Group (taken as a whole) or the Borrower, since 31 December 2002 which might reasonably be expected to have a Material Adverse Effect.

18.15  Pari passu ranking

       Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.16  No proceedings pending or threatened

       (a) No investigation, litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency, which if adversely determined might reasonably be expected to have a Material Adverse Effect, other than as disclosed, have been started or threatened against it or any of its Subsidiaries.

       (b) No labour disputes, which would reasonably be expected to have a Material Adverse Effect, have been started or (to the best of its knowledge and belief after making reasonable enquiries of the relevant members of the management of the Group) threatened against it or any of its Subsidiaries.

       (c) No unsatisfied judgement or award given against it or any member of the Group by any court, arbitral body or agency exists which might reasonably be expected to have a Material Adverse Effect (other than in relation to any judgement or award other than a final judgement or award, which is being contested in good faith).

18.17  Environmental compliance and environmental claims

       (a)    Each member of the Group:

              (i) has performed and observed in all material respects all Environmental Law, Environmental Permits and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with any real property which is or was at any time owned, leased or occupied by it or any member of the Group or on which it or any member of the Group has conducted any activity;

              (ii) has performed all material covenants, conditions, restrictions, agreements, statutory requirements, planning consents, bye-laws, orders and regulations affecting any property which it or any member of the Group is or has occupied or conducted any activity in, including relating to the Environment, no notice of any breach of any such matter has been received and as far as the Parent is aware, there are no grounds for any such notice being issued;

              (iii) has no Environmental Claim or potential liability relating to the Environment (which has not been disclosed to the Agent in writing prior to the date of this Agreement) commenced against it (or to the best of its knowledge and belief) threatened against it in connection with its acts or omissions (whether in respect of any properties or the ships owned or operated by it or otherwise) nor in connection with the acts or omissions of any predecessor in title to any properties or the ships owned or operated by it where such claim or potential liability would be reasonably likely, if determined against it or that member of the Group to have a Material Adverse Effect;

              (iv) has at all times been, and is in compliance with Environmental Laws, has not caused or permitted any liability to arise under them and no circumstances exist which are or ought reasonably to be known which might be expected to prevent it or any member of the Group being in compliance with any Environmental Laws or result in any liability under them;

              (v) has no knowledge of any circumstances existing which may reasonably be expected to prevent or interfere with compliance with Environmental Permits in the future which have not been disclosed in writing to the Agent prior to the date of this Agreement; and

       (b) The future cost of compliance with Environmental Laws by it and any member of the Group is adequately provided for in the annual budget of the Parent.

18.18  Joint ventures

       No member of the Group (other than the Parent) has entered into any partnership, joint venture or other agreement with any person outside the Group for the joint development of any business or the sharing of any assets or revenues derived from any business other than normal commercial arrangements entered into on arm's length terms consistent with the normal course of the Group's business.

18.19  Taxation

       (a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (i) payment is being contested in good faith, (ii) it has maintained adequate reserves for those Taxes and (iii) payment can be lawfully withheld).

       (b) It is not materially overdue in the filing of any Tax returns where such late filing would reasonably be expected to have a Material Adverse Effect.

       (c) No claims are being or are reasonably likely to be asserted against it with respect to Taxes which would reasonably be expected to have a Material Adverse Effect.

       (d) Save as disclosed in the Original Financial Statements no member of the Group has any material unindemnified tax liabilities.

18.20  Security

       No third party consents or regulatory approvals are required for the purposes of a sale of all or part of the Charged Property.

18.21  Ranking

       The Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

18.22  Transaction Security

       Each Security Document to which it is a party validly creates the Security which is expressed to be created by that Security Document and evidences the Security it is expressed to evidence and is enforceable in accordance with its terms.

18.23  Good Title to Assets

       It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

18.24  Legal and Beneficial Owner

       It is the absolute legal owner and beneficial owner of the assets subject to the Transaction Security free from any Security, claims or competing interests whatsoever other than the Existing Security.

18.25  Shares

       (a) In relation to any OEH shares, any shares in the Isle of Man Group, the Marine Group and Silja Holdings Limited, in each case, subject to Transaction Security as at the date hereof; and, in relation to the shares of any other relevant member of the Group, within the earlier of 1 Month of the date of this Agreement and 24 June 2003, the constitutional documents of companies whose shares are subject to the Transaction Security do not and will not restrict or inhibit any transfer of those shares on creation or on enforcement of the Transaction Security or, in the case of the OEH Shares, upon sale thereof pursuant to Clause 7.8 (Mandatory Prepayment and Cancellation - OEH Shares) hereof.

       (b) The applicable shares which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights.

       (c) There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital (including any option or right of pre-emption or conversion) of any member of the Group.

18.26  Intellectual Property

       It is not aware of any adverse circumstance relating to validity, subsistence or use of any of its Intellectual Property which would reasonably be expected to have a Material Adverse Effect.

18.27  Business Assets

       It and each of its Subsidiaries has a good, valid and marketable title to or valid leases or licences of and all appropriate Authorisations to use all assets to carry on its business as presently conducted.

18.28  Pensions

       It and each member of the Group is in material compliance with all applicable laws and contracts relating to the pension schemes (if any) operated by it or in which it participates (other than those pension schemes subject to ERISA) and each such pension scheme is fully funded to the extent required by law by provision in the relevant balance sheet or otherwise) based on reasonable actuarial assumptions and administered and funded in accordance with applicable law.

18.29  Insurances

       To the best of its knowledge, information and belief:

       (a) each of the insurance policies by which it is covered is in full force and effect;

       (b) there has been no material breach of any term of any insurance policy which would entitle the relevant insurer to avoid the same;

       (c) in respect of each insurance policy, all premiums due have been paid in full (save in respect of normal credit terms for payment of premiums) and there are no material outstanding claims under it;

       (d) where a member of the Group operates, owns or bare boat charters (as the case may be) Ferries, it is covered under group and other insurance policies in respect of such risks and amounts as would be usually covered by a reasonably prudent owner and operator of ferry services and tourism-related activities in any area where it operates such services or activities;

       (e) where a member of the Group operates, owns or bare boat charters (as the case may be) Ferries, in respect of each Ferry owned or operated by it, hull and machinery insurance is maintained on its behalf for a total loss representing an amount at least equal to its full replacement value with a vessel of similar size, nature, purpose and capacity and for partial loss in an amount at least equal to the repair value, as determined in accordance with market practice generally; and

       (f) where a member of the Group operates, owns or bare boat charters (as the case may be) Ferries, in respect of an vessel which it owns or which it bare boat charters, protection and indemnity insurance is maintained by it or on its behalf.

18.30  Ferries

       (a)    Each Ferry is:

              (i) in the absolute legal and beneficial ownership of a member of the Group, subject to any Existing Security; and

              (ii)   operated  under  legal,  valid,   enforceable  and  binding
                     charters from their owners and are registered in the names of their operators at the appropriate national registry.

       (b) Each Ferry has been issued with all necessary governmental documentation necessary to permit it to carry on its business in the usual course and all such documentation is valid and current.

18.31  Ports

       The Ports Group own all the port assets of material value and necessary to run the ports business of the Group as at the date hereof; and such assets are the subject of the Transaction Security.

18.32  Health and safety regulation

       Each member of the Group is compliant in all material respects with all the applicable provisions of law and regulation covering health and safety at work.

18.33  Group Structure Chart

       The Group Structure Chart delivered to the Agent pursuant to Clause 4 (Conditions of Utilisation) shows each member of the Group and accurately and completely represents the corporate ownership structure of the Group.

18.34  Financial Year End

       Its financial year end, and the financial year end of the Group, is 31 December.

18.35  ERISA and Multiemployer Plans

       (a) Neither any US Obligor nor any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the five calendar years immediately preceding the date of this Agreement made or accrued an obligation to make contributions to any Multiemployer Plan.

       (b) Each Employee Plan is in compliance in form and operation with ERISA and the Code and all other applicable laws and regulations.

       (c) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period, and, to the knowledge of the Borrower, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would materially adversely affect such qualification).

       (d) There has been no increase in the amount of Unfunded Pension Liability with respect to any Employee Plan as it existed on the date of this Agreement.

       (e) There are no actions, suits or claims pending against or involving an Employee Plan (other than routine claims for benefits) or, to the knowledge of the Borrower, any US Obligor or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Employee Plan.

       (f) Each US Obligor and any ERISA Affiliate has made all material contributions to or under each such Employee Plan required by law within the applicable time limits prescribed thereby, the terms of such Employee Plan, or any contract or agreement requiring contributions to an Employee Plan.

       (g) Neither any US Obligor nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of Section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to
              Section 4064(a) of ERISA to which it made contributions.

       (h) Neither any US Obligor nor any ERISA Affiliate has incurred or reasonably expects to incur any liability to PBGC save for any liability for premiums due in the ordinary course or other liability which would not reasonably be expected to have a Material Adverse Effect.

18.36  Margin Stock

       (a) No US Obligor is engaged nor will it engage principally, or as one of its important activities, in the business of owning or extending credit for the purpose of "buying" or "carrying" any Margin Stock.

       (b) None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of buying or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to buy or carry any Margin Stock or for any other purpose which might cause all or any Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation U or Regulation X.

       (c) No US Obligor or any agent acting on its behalf has taken or will take any action which might cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the United States.

18.37  Investment Companies

       No US Obligor is an "investment company" or an "affiliated person" of an "investment company" as such terms are defined in the Investment Company Act of 1940 of the United States (the "1940 Act") or otherwise subject to regulation under the 1940 Act or subject to regulation under the Public Utility Holding Company Act of 1935 of the United States, the Federal Power Act of 1935 of the United States or any United States federal or state statute or regulation restricting or limiting its ability to incur indebtedness.

18.38  Anti-Terrorism Laws

       (a) None of the Obligors or, to the knowledge of any of the Obligors, any of their Affiliates, is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

       (b) No Obligor or, to the knowledge of any of the Obligors, any of their Affiliates, or their respective brokers or other agents acting or benefiting in any capacity in connection with the Facility, is any of the following:

              (i) a person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

              (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

              (iii) a person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism law;

              (iv) a person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

              (v) a person or entity that is named as a "specially designated national and blocked Person" on the most current list published by the US Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

       (c) No Obligor, or to the knowledge of any Obligor, any of its brokers or other agents acting in any capacity in connection with the Facility (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

18.39  Registration Statement

       The SEC has declared the Existing Shelf Registration Statement (as defined in Clause 21.43 (Registration Rights and Indemnity Agreement)) as amended, effective. The Existing Shelf Registration Statement allows for the sale of the OEH Shares as contemplated by Clause 7.9 (c)(ii)(C). The SEC has issued no order preventing or suspending the use of the Existing Shelf Registration Statement or any amendment thereto.

18.40  Repetition

       On the date of each Utilisation Request and the first day of each Interest Period the Repeating Representations shall be deemed to be made by each Obligor (by reference to the facts and circumstances then existing).

18.41  Obligors' acknowledgement

       Each Obligor and the Parent acknowledges that the Finance Parties have provided the Facility in reliance on the representations and warranties expressly set out in this Clause 18 and not on any other information contradictory to or varying them of which any Finance Party or its agents or advisers may have actual or constructive knowledge.

19.    Information Undertakings

       The undertakings in this Clause remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1   Financial statements

       The Parent shall, and, as applicable, shall procure that each Obligor referred to below will, supply to the Agent in sufficient copies for all the Lenders:

       (a) as soon as the same become available, but in any event within 180 days after the end of each of its financial years, in relation to each of, the:

              (i) Parent and the Borrower, its audited consolidated financial statements for that financial year; and

              (ii) Parent, the Borrower, GNER Holdings Limited, GNER Limited and Sea Containers Railway Services Limited, its audited financial statements for that financial year;

       (b) as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years, in relation to each of, the:

              (i)    Parent  and  the  Borrower,   its  consolidated   financial
                     statements for that financial half year; and

              (ii) Parent, the Borrower, GNER Holdings Limited, GNER Limited and Sea Containers Railway Services Limited, its financial statements for that financial half year;

       (c) as soon as the same become available, but in any event within 30 days after the end of each quarter of each of its financial years, in relation to each of the:

              (i)    Parent  and  the  Borrower,   its  consolidated   financial
                     statements for that period; and

              (ii) Parent, the Borrower, GNER Holdings Limited, GNER Limited and Sea Containers Railway Services Limited, its financial statements of that period;

       (d) as soon as it becomes available and not later than 30 days before the start of its financial year, an itemised consolidated budget for the Group as a whole for the next financial year in the format approved by the Agent for the financial year 2003, such budget to have been approved by the directors of the Parent, to include for each quarter of each of its financial years consolidated statements and statements for each member of the Group which is trading, of forecast profit and loss, turnover and cash flow and a balance sheet; together with a commentary on the above and to contain such other information as is necessary in the reasonable opinion of the Agent;

       (e) subject to a request from the Agent, acting reasonably, as soon as the same become available, but in any event:

              (i) within 6 weeks after the end of each quarter of each of its financial years its quarterly unaudited management accounts and which shall include in respect of such period a statement of its profit and loss;

              (ii) within 120 days after the end of each of its financial years copies of all registration statements (other than the exhibits thereto) and reports on Form 10-K (or its equivalent) which it shall or should have filed with the SEC;

              (iii) within 90 days after the end of each quarter of each of its financial years all registration statements (other than the exhibits thereto) and reports on Form 10-Q (or its equivalent) which it shall or should have filed with the SEC;

       (f)    upon the request of the Agent acting reasonably:

              (i) such information, documents and records about the property, business, financial condition, operations and prospects of the Parent and any member of the Group as the Agent may from time to time reasonably require;

              (ii) in relation to any member of the Group, as soon as they become available, but in any event within 30 days after the end of each quarter of the relevant member of the Group's financial years, its consolidated financial statements (where relevant) and/or its financial statements for that period; and

              (iii) in relation to any member of the Group, as soon as they become available, but in any event within 6 weeks after the end of each quarter of the relevant member of the Group's financial years, its quarterly unaudited management accounts and which shall include in respect of such period a statement of its profit and loss.

19.2   Compliance Certificate

       (a) The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i), (b)(i) or
              (c)(i) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

       (b) Each Compliance Certificate shall be signed by an Authorised Signatory of the Parent who is a finance officer and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 19.1 (Financial statements), shall be in the form agreed by the Borrower and all the Lenders before the date of this Agreement.

19.3   Requirements as to financial statements

       (a) Each set of financial statements delivered by the Parent and the Borrower and any other Obligor pursuant to Clause 19.1 (Financial statements) shall be certified by a director of the relevant company and by an Authorised Signatory of the Parent, in each case, as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

       (b) The Parent shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using Relevant GAAP.

19.4   Information: miscellaneous

       The Borrower shall, and procure that each Obligor shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

       (a) all documents dispatched by any member of the Group to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

       (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, be reasonably expected to have a Material Adverse Effect;

       (c) promptly upon the date such information is available, such further information regarding the details of any Exchange Offer, including without limitation, the face value amount of SCL Bonds in aggregate which are subject to the Exchange Offer, and confirmation of the Exchange Offer Date; and

       (d)    promptly,   such  further  information   regarding  the  financial
              condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request; and

       (e) promptly from time to time, any information relating to any matter the subject of any Litigation Settlement Memoranda, including without limitation, any amount to be paid to the SRA by any member of the Group or any recovery agreed or determined to be made from Network Rail by any member of the Group in relation thereto.

19.5   Notification of default

       (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

       (b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.6   Use of websites

       (a) The Borrower or any member of the Group may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the "Designated Website") if:

              (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

              (ii) both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

              (iii) the information is in a format previously agreed between the Borrower and the Agent.

              If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

       (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

       (c) The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

              (i) the Designated Website cannot be accessed due to technical failure;

              (ii) the password specifications for the Designated Website change;

              (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website;

              (iv)   any existing information which has been provided under this
                     Agreement  and  posted  onto  the  Designated   Website  is
                     amended; or

              (v) the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

              If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

       (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

19.7   ERISA-Related Information

       The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

       (a) promptly and in any event within thirty days after any US Obligor and each ERISA Affiliate (each, a "Relevant Company") knows or has reason to know that any ERISA Event which, individually or when aggregated with any other ERISA Event, would reasonably be expected to have a Material Adverse Effect, the written statement of a finance officer of such Relevant Company describing such ERISA Event and the action, if any, which it proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; providing that, in the case of ERISA Events under paragraph (d) of the definition thereof, the 15-day period set forth above shall be a 10-day period, and, in the case of ERISA

       (b) Events under paragraph (b) of the definition thereof, in no event shall notice be given later than the occurrence of the ERISA Event;

       (c) promptly and in any event within 15 days after any Relevant Company files a Schedule B (or such other schedule as contains actuarial information) to IRS Form 5500 in respect of an Employee Plan with Unfunded Pension Liabilities, a copy of such IRS Form 5500 (including the Schedule B); and

       (d) promptly, and in any event within 30 days, after becoming aware that there has been (A) a material increase in Unfunded Pension Liabilities, taking into account only Employee Plans with positive Unfunded Pension Liabilities; (B) a material increase in potential withdrawal liability under Section 4201 of ERISA, if the Relevant Company were to completely or partially withdraw from all Multiemployer Plans; (C) the adoption of, or the commencement of contributions to, any Employee Plan subject to Section 412 of the Code by any Obligor or any Relevant Company; or (D) the adoption of any amendment to an Employee Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Obligor, the detailed written description thereof from a finance officer of each affected Relevant Company, as applicable.

19.8   Inspection of Books and Records

       Upon the request of the Agent (on the instructions of any Finance Party) the Borrower or relevant member of the Group shall provide the Agent and any of its or their representatives, professional advisers and contractors with access to and permit inspection of the books and records of any member of the Group, in each case at reasonable times and upon reasonable notice.

20.    Financial Covenants

20.1   Financial definitions

       In this Clause 20:

              "Cash" of a member of the Group means, at any time:

              (i)    GNER Liquidity Maintenance Cash; and

              (ii) cash at bank credited to an account in the name thereof and to which such member of the Group is alone beneficially entitled, and for so long as (a) that cash is repayable on demand and (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any Group member or of any other person whatsoever or on the satisfaction of any other condition and (c) there is no Security or netting or set-off arrangements over that cash other than in respect of the Dividends Account.

       "Consolidated Tangible Net Worth" means at any time the aggregate of the amounts paid up or credited as paid up on the issued ordinary share capital of the Parent and the aggregate amount of the reserves of the Group, including:

              (i)    any amount credited to the share premium account;

              (ii)   any capital redemption reserve fund; and

              (iii) any balance standing to the credit of the consolidated profit and loss account of the Group,

              but deducting:

              (1) any debit balance on the consolidated profit and loss account of the Group;

              (2) (to the extent included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets of the Group;

              (3) any amount in respect of interests of non-Group members in Group subsidiaries;

              (4) (to the extent included) any amount set aside for taxation, deferred taxation or bad debts;

              (5) (to the extent included) any amounts arising from an upward revaluation of assets made at any time after 31 December 2002; and

              (6) any amount in respect of any dividend or distribution declared, recommended or made by any member of the Disposal Group to the extent payable to a person who is not a member of the Disposal Group or to any other member of the Disposal Group and to the extent such distribution is not provided for in the most recent financial statements, and so that no amount shall be included or excluded more than once.

20.2   Financial condition

       (a)    Tangible Net Worth

              Consolidated Tangible Net Worth shall at all times not be less than US$250,000,000 (or its equivalent in other currencies).

       (b)    Maintenance of Cash by certain companies

              The Parent, the Borrower, GNER Holdings Limited and GNER Limited shall at all times maintain, in aggregate, at least US$50,000,000 (or its equivalent in other currencies) in Cash.

       (c)    Maintenance of Cash by the Borrower

              Notwithstanding paragraph (b) above, the Borrower shall at all times maintain at least (pound)2,500,000 (or its equivalent in other currencies) in Cash which shall be increased to (pound)5,000,000 (or its equivalent in other currencies) on and after 15 November 2003.

20.3   Financial testing

        The financial covenants set out in Clause 20.2 (Financial Condition) shall be taken by reference to each of the financial statements delivered pursuant to Clause 19.1 (Financial statements).

21.    General Undertakings

        The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Positive Covenants

21.1   Authorisations

       Each Obligor shall promptly:

       (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

       (b) supply certified copies to the Agent of, any Authorisation (including under, or in connection with, the ISM Code) required under any law or regulation of the Relevant Jurisdictions (and in the case of the ISM Code, wherever the same is applicable) to:

              (i) enable it to perform its obligations under the Finance Documents;

              (ii)   to  ensure  the  legality,   validity,   enforceability  or
                     admissibility in evidence in each Relevant Jurisdiction of any Finance Document; and

              (iii) enable it to own its property and assets and to carry on its business, trade and ordinary activities as currently conducted.

21.2   Compliance with laws

       Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

21.3   Sale of Security - Conduct of Business

       (a) The Parent shall and shall procure that every member of the Disposal Group will:

              (i) conduct and carry on its business in a proper and efficient manner substantially in the same manner, to the same standard and within the same areas of business as it has done prior to its entering into this Agreement and shall not take any step, or omit to take any step, the taking or omission of which might reasonably be expected to have a material adverse effect on the value of its goodwill;

              (ii) operate its business in the usual way so as to maintain that business as a going concern;

              (iii) not enter into a long-term, onerous, unusual or material agreement, arrangement or obligation other than in the ordinary course of business or in relation to the Sale of Security; and

              (iv) not amend or terminate a material agreement, arrangement or obligation to which it is a party other than in the ordinary course of business.

21.4   Waiver of Consequential Loss

       In no event shall any Finance Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Obligor hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour.

21.5   Maintenance of Contracts

       Each Obligor shall do all things necessary to maintain in full force and effect when necessary, all contracts or rights necessary or desirable for the conduct of its business.

21.6   Insurance

       Each Obligor shall (and the Parent shall ensure that each member of the Group will) procure and maintain customary and adequate insurances on terms acceptable to the Agent relevant in each case to the conduct by each Obligor (or each member of the Group, as the case may be,) of its business in relation to property and marine assets; business interruption; hull and machinery; and protection and indemnity insurances, as well as in respect of liabilities for loss of or damage to cargo and customers' equipment and ships, loss and/or damage due to strikes, riots or terrorist acts, errors and omissions including delay and unauthorised delivery, third party liabilities including impact and accidental pollution, regulatory breach, wreck removal, investigation, defence and mitigation costs, disposal costs and quarantine/disinfection costs.

21.7   Occupational Leases

       Subject to the terms of the Occupational Leases, during normal business hours and upon reasonable notice permit the Agent and/or the Agent's authorised representatives and advisers to have access to the Property and all buildings thereon for the purpose of inspecting the Property.

21.8   Environmental Compliance

       Each Obligor shall (and the Parent shall procure that each member of the Group will) comply in all material respects with all Environmental Law and obtain and maintain any Environmental Permits and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same.

21.9   Environmental Claims

       The Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

       (a) if any Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against any member of the Group; or

       (b) of any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group.

21.10  Hazardous  materials

       Each Obligor shall comply in all respects with all governmental and other
       regulatory   requirements   in  relation  to  the   storing,   producing,
       manufacturing, using, generating and refining of Hazardous Materials.

21.11  Rent Reviews

       Each Obligor shall promptly notify the Agent in writing of the outcome of any rent review undertaken pursuant to the terms of any Occupation Lease (other than a Permitted Lease, provided that following rent review, the rent payable pursuant to the relevant Occupational Lease still makes it a Permitted Lease).

21.12  Taxation

       Each Obligor shall (and the Parent shall ensure that each member of the Group will) duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (except to the extent that (a) such payment is being contested in good faith, (b) adequate reserves are being maintained for those Taxes and (c) where such payment can be lawfully withheld).

21.13  Pari passu ranking

       Each  Obligor   shall  ensure  that  at  all  times  any   unsecured  and
       unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

21.14  Pensions

       (a) The Parent shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of its employees (other than those pension schemes subject to ERISA) are fully funded to the extent required by law based on reasonable actuarial assumptions and recommendations and are operated or maintained as required by law.

       (b) The Parent shall deliver to the Agent at intervals of no more than three calendar years, and in any event at such time as those reports are prepared in order to comply with the then current statutory or auditing requirements, actuarial reports in relation to those pension schemes if requested by the Agent.

21.15  Intellectual property

       Each Obligor shall (and the Parent shall procure that each member of the Group will):

       (a) preserve and maintain the subsistence and validity of the material Intellectual Property necessary for the business of the Group;

       (b) use reasonable endeavours to prevent any infringement in any material respect of that Intellectual Property;

       (c) make registrations and pay all registration fees and taxes necessary to maintain that Intellectual Property in full force and effect and record its interest in that Intellectual Property;

       (d) not use or permit that Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of that Intellectual Property or imperil the right of relevant members of the Group to use such property; and

       (e)    not discontinue the use of that Intellectual Property.

21.16  Dividends

       (a) Any amounts paid to the Parent by way of loan or Share Redemption or Dividend from a member of the Group shall be paid into the Dividends Account other than the GNER Dividend or any loan of the Incremental Amount (as defined in paragraph (b)(ii) of Clause
              21.31 (Indebtedness)).

       (b)    GNER Holdings Limited shall procure that:

              (i) GNER Limited shall only make loans to the Parent (and no other member of the Group);

              (ii) pursuant to the Security Documents, GNER Limited pays all GNER Dividends payments to the GNER Dividends Account;

              (iii) promptly upon the earlier of the latest date for the delivery of any financial statements in relation to GNER Limited pursuant to paragraph (c)(ii) of Clause 19.1 (Financial Statements) and the date of delivery of such statements, GNER Limited pays to the Parent into the GNER Dividend Account whether by way of loan or Dividend (but only to the extent permitted by the Franchise Agreement in effect at such time) an amount equal to all excess cash at GNER Limited less, prior to the termination of the Franchise Agreement, the amount representing GNER Liquidity Maintenance Cash; and

              (iv) an amount equal to any proceeds received by GNER Limited from any litigation is, to the extent permitted by the Franchise Agreement, promptly loaned by GNER Limited to the Parent.

21.17  Running of Railway

       The Parent shall notify the Agent promptly and in any event within 24 hours of it becoming aware, and/or notifying the SRA, of the occurrence of an "Event of Default" or an event which is likely to result in the occurrence of an "Event of Default", in each case, pursuant to clause
       22.1 of the Franchise Agreement or upon receipt by GNER Holdings Limited or GNER Limited of notice from the SRA of a "default" under the Franchise Agreement pursuant to clause 22.2 of the Franchise Agreement.

21.18  Hatfield

       The Parent shall notify the Agent promptly of any arbitration decision or other judgment delivered concerning the Hatfield Litigation.

21.19  Further assurance

       Each Obligor shall (and the Parent shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Trustee may reasonably specify (and in such form as the Trustee may reasonably require in favour of the Trustee or its nominee(s)):

       (a) to effect, register or perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents or for the exercise of any rights powers and remedies of the Trustee or the Secured Parties provided by or pursuant to the Finance Documents or by law;

       (b) to confer on the Trustee or confer on the Secured Parties Transaction Security, Security over the Policies and any other material insurance policies of the Group (taken as a whole); and/or

       (c) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

       Each Obligor shall (and the Parent shall procure that each member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection, registration, admissibility in evidence or maintenance of any Security conferred or intended to be conferred on the Trustee or the Secured Parties by or pursuant to the Finance Documents.

21.20  Preservation of Assets

       Each Obligor shall, (and the Parent shall ensure that each member of the Group will), maintain and preserve all of its assets that are necessary or desirable, in the opinion of the Agent, for the conduct of its business, as conducted at the date of this Agreement, in good working order and condition, ordinary wear and tear excepted.

21.21  Access

       Each Obligor shall, and the Parent shall:

       (a) on request of the Agent, provide the Agent and Trustee with any information the Agent or Trustee may reasonably require about that company's business and affairs, the Charged Property and its compliance with the terms of the Security Documents; and

       (b) permit the Trustee, its representatives, delegates, professional advisers and contractors, free access at all reasonable times and on reasonable notice at the cost of the Obligors, (a) to inspect and take copies and extracts from the books, accounts and records of that company and (b) to view the Charged Property (without becoming liable as mortgagee in possession).

21.22  Federal Reserve Regulations

       Each US Obligor will use the Facility without violating Regulations T, U and X.

21.23  Conduct of Exchange Offer

       (a) Upon expiration of the Exchange Offer on the Exchange Offer Closing Date, the Parent shall promptly notify the Agent in writing of the aggregate principal amount of SCL Bonds tendered pursuant to the Exchange Offer.

       (b) The Parent shall procure that The Bank of New York, in its capacity as exchange agent in respect of the Exchange Offer, and/or Lazard Freres & Co. LLC, in its capacity as dealer manager in respect of the Exchange Offer, will provide to the Agent, such information, and at such times, that information is provided to the dealer manager pursuant to the dealer manager agreement and that such information shall be provided in the form of a report together with, at the Exchange Offer Closing Date, a final report setting out the aggregate principal amount of SCL Bonds tendered pursuant to the Exchange Offer; in each case, the relevant report may be delivered by electronic mail to the relevant address notified to the Parent in writing by the Agent and, any other information concerning the Exchange Offer as the Agent may reasonably request.

       (c) The Parent shall promptly notify the Agent in writing of (a) any proposal to change, amend or supplement any of the terms of the Exchange Offer (including, without limitation, any extension of the Exchange Offer Closing Date), (b) the occurrence of any event which would cause the Parent to withdraw, rescind or terminate the Exchange Offer or would permit the Parent to exercise any right not to exchange SCL Bonds tendered pursuant to the Exchange Offer,
              (c) the taking of any action concerning the Exchange Offer by the SEC or any other US or other governmental authorities, securities exchanges or courts, (d) any other material developments in connection with the Exchange Offer (including, without limitation, the commencement of any lawsuit concerning the Exchange Offer) and
              (e) any other information concerning the Exchange Offer as the Agent may reasonably request.

NEGATIVE COVENANTS

21.24  Negative pledge

       (a) No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

       (b) No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will):

              (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor (other than the Parent) or any other member of the Group;

              (ii)   sell,   transfer  or  otherwise   dispose  of  any  of  its
                     receivables on recourse terms;

              (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts;

              (iv)   purchase any assets on retention of title terms; or

              (v) enter into any other preferential arrangement having a similar effect.

       (c)    Paragraphs (a) and (b) above do not apply to:

              (i) any Existing Security: (A) over Existing Financial Indebtedness as at the date hereof or (B) which continues in place for the refinancing of that Existing Financial Indebtedness including the Incremental Amount (as defined in paragraph (b)(ii) of Clause 21.31 (Indebtedness));

              (ii) any Security to be provided by Sea Containers Railway Services Limited or GNER Limited pursuant to paragraphs
                     (b)(iii) and (b)(iv) of Clause 21.31 (Indebtedness) provided that the total amount of indebtedness secured thereby and the aggregate market value of such Security in each case does not exceed (pound)5,000,000 and (pound)15,000,000 respectively (or, in each case, its equivalent);

              (iii) any Security to be provided by Newhaven Marina Limited pursuant to paragraph (b)(v) of Clause 21.31 (Indebtedness) provided that the total amount of indebtedness secured thereby and the aggregate market value of such Security does not exceed (pound)5,750,000 (or its equivalent);

              (iv) any Security to be provided by Sea Containers UK Limited Sea Containers America Inc. Hoverspeed Limited and Silja Oyj. Abp. (together the "Permitted Indebtedness Companies") pursuant to paragraph (vi) of Clause 21.31 (Indebtedness) provided that the total amount of indebtedness secured thereby and the aggregate market value of such Security is equal to or less than:

                     (A) prior to a sale of the Isle of Man Group, US$10,000,000 (or its equivalent) in relation to each of Hoverspeed Limited and Silja Oyj. Abp. and, is equal to or less than US$25,000,000 (or its equivalent) in aggregate in relation to the Permitted Indebtedness Companies taken as a whole; and

                     (B) after a sale of the Isle of Man Group (in accordance with the terms of this Agreement), US$15,000,000 (or its equivalent) in relation to each of Hoverspeed Limited and Silja Oyj. Abp. and, is equal to or less than US$50,000,000 (or its equivalent), and provided that in each case such debt financing is less than or equal to the market value of such assets to be acquired and that the Security is secured only on such assets;

              (v) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (other than between members of different Disposal Groups and excluding the Restricted Indebtedness Companies);

              (vi) any lien arising by operation of law and in the ordinary course of trading;

              (vii)  the Transaction Security; and

              (viii) any retention of title,  hire purchase or conditional  sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the counterparty's standard or usual terms (other than the Restricted Indebtedness Companies), provided that, nothing in this paragraph (c) shall permit the granting or subsistence of Security over any asset of the Group which is the subject of Transaction Security.

21.25  Disposals

       (a) No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

       (b)    Paragraph (a) above does not apply to any disposal:

              (i) made in the ordinary course of trading and on arm's length terms of the disposing entity;

              (ii) of cash to the extent specifically permitted by the terms of this Agreement;

              (iii) for cash on arm's length terms of any obsolete assets not required for the efficient operation of the business of the Group by any member of the Group;

              (iv) of assets to the extent permitted by Clause 21.24 (Negative Pledge);

              (v) constituting a Sale of Security or the OEH Shares subject to the terms and conditions of Clause 7.5 (Mandatory Prepayment and Cancellation - Sale of Security and other Disposals) and 7.8 (Mandatory Prepayment and Cancellation - OEH Shares);

              (vi) subject to compliance with Clause 7.5 (Mandatory Prepayment and Cancellation - Sale of Security and other Disposals) of an asset (other than cash or cash equivalents) by a member of the Group to any person to the extent not permitted by paragraphs (i) to (iv) above, provided that,

                     (A) no disposals in the preceding paragraphs material adversely affect the marketability or value of any of the Disposal Group in each case as a whole;

                     (B) all disposals in the preceding paragraphs shall be on arms' length terms and be made for cash consideration payable in full at the time of the disposal;

                     (C) nothing in this clause 21.25 shall permit the disposal of any assets (other than cash) which is the subject of Transaction Security.

21.26  Merger

       No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

21.27  Change of Business

       The Parent shall procure that no substantial change is made to the general nature of the business of the Group or any Disposal Group from that carried on at the date of this Agreement.

21.28  Acquisitions

       No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) incorporate or acquire a company or acquire (or acquire an interest in) shares or securities or a business or undertaking by making an investment or otherwise; or incorporate any person.

21.29  Joint Ventures

       No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) form, enter into or acquire or subscribe (or agree to enter into or acquire or subscribe) for any shares in or transfer of any assets to or lend to or guarantee or give an indemnity for or give Security for the obligations of any Joint Ventures (or agree to transfer, lend, guarantee, indemnify or give Security for the obligations of a Joint Venture) other than in relation to any such matters conducted in accordance with normal commercial arrangements entered into on arm's length terms consistent with the normal course of the Group's business.

21.30  Loans and Guarantees

       No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) be a creditor in respect of Financial Indebtedness or give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person (save, other than in relation to the Restricted Indebtedness Companies, in each case in the ordinary course of business or as required under any of the Finance Documents), provided that:

       (a)    a member of the Group may be a creditor  in  respect of  Financial
              Indebtedness   which  is   permitted   pursuant  to  Clause  21.31
              (Indebtedness); and

       (b)    Sea  Containers  Railway  Services  Limited  may, in the  ordinary course of its business, be a creditor in respect of Financial Indebtedness or give any guarantee or indemnity to or for the benefit (or otherwise assume any liability whether actual or contingent) of another member of the Group up to an aggregate
              amount  at  any  time  not   exceeding   (pound)500,000   (or  its
              equivalent).

21.31  Indebtedness

       (a) No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) incur, create or permit to subsist or have outstanding any Financial Indebtedness or enter into any agreement or arrangement whereby it is entitled to incur, create or permit to subsist any Financial Indebtedness.

       (b) Paragraph (a) above does not apply to any of the following Financial Indebtedness:

              (i) Financial Indebtedness arising under or permitted by the Finance Documents;

              (ii) Existing Financial Indebtedness of any member of the Group or any refinancing of that Existing Financial Indebtedness by that member of the Group up to a maximum of the original principal amount of such Existing Financial Indebtedness of that member of the Group, save that, in relation to Silja Oyj. Abp. and/or Silja Holdings Limited, this may be increased by up to in aggregate EUR30,000,000 (or its equivalent) (the "Incremental Amount");

              (iii) up to(pound)15,000,000 (or its equivalent) in respect of Financial Indebtedness incurred by GNER Limited for the purposes of the GNER Station Refurbishment;

              (iv) up to(pound)5,000,000 (or its equivalent) in respect of Financial Indebtedness incurred by Sea Containers Railway Services Limited for the purpose of Capital Expenditure;

              (v) up to(pound)5,750,000 (or its equivalent) in respect of Financial Indebtedness incurred by Newhaven Marina Limited under the Newhaven Marina Facility;

              (vi)

                     (A) prior to a sale of the Isle of Man Group, up to US$10,000,000 (or its equivalent) in relation to each of Hoverspeed Limited and Silja Oyj. Abp. and, up to US$25,000,000 (or its equivalent) in aggregate in relation to the Permitted Indebtedness Companies (as defined in paragraph (c)(iv) of Clause 21.24 (Negative Pledge) taken as a whole and;

                     (B) after a sale of the Isle of Man Group, up to US$15,000,000 (or its equivalent) in relation to each of Hoverspeed Limited and Silja Oyj. Abp. and, up to US$50,000,000 (or its equivalent) in aggregate in relation to the Permitted Indebtedness Companies (as defined in paragraph (c)(iv) of Clause 21.24 (Negative Pledge)) taken as a whole,

                     (in each case, in accordance with the terms of this Agreement) in respect of Financial Indebtedness incurred by any of the Permitted Indebtedness Companies (as defined in paragraph (c)(iv) of Clause 21.24 (Negative Pledge)) in the ordinary course of business of those companies for the sole purpose of the acquisition of new assets, provided that such Financial Indebtedness shall be less than or equal to the market value of such assets to be acquired;

              (vii) any overdraft facility on arm's length terms in the ordinary course of business (other than in relation to the Restricted Indebtedness Companies);

              (viii) any Financial  Indebtedness  (other than in relation to the
                     Restricted Indebtedness Companies) arising pursuant to a Treasury Transaction entered into in the ordinary course of business on arm's length terms for non speculative purposes;

              (ix) any Financial Indebtedness arising pursuant to a Treasury Transaction entered into in the ordinary course of business on arm's length terms for non speculative purposes by a Restricted Indebtedness Company in relation to hedging liabilities in relation to assets subject to a Sale of Security;

              (x) any Financial Indebtedness owed by any member of the Group to the Parent; and

              (xi)   any  amount  to  be  applied   directly  or  indirectly  in
                     mandatory prepayment pursuant to Clause 7.6 (Mandatory Prepayment and Cancellation-Equity and Debt Financings).

21.32  Leases and other similar interests

       The Parent shall ensure that no member of the Group shall:

       (a) sell, transfer, lease, licence, part with possession or occupation, lend or otherwise dispose of (whether by a single transaction or a series of transactions, related or not) all or any of its undertaking and assets other than obsolete or worn out property or assets which are immaterial in the aggregate from time to time owned by it

       (b) enter into any Occupational Lease after the date of this Agreement or agree to enter into the same unless (i) it is a Permitted Lease, or (ii) the Agent has given its prior written consent to the terms of the proposed Occupational Lease and the financial standing of the proposed new tenant under the relevant Occupational Lease;

       (c) accept or consent to a surrender, assignment, assignation or sub-letting of or vary the terms of any Occupational Lease (other than a Permitted Lease);

       (d) waive any breach of nor reduce any sum payable under any Occupational Lease (other than a Permitted Lease) nor enter into any onerous or restrictive obligations affecting the Property;

       (e) not to vary or alter the terms of any Occupational Lease (other than a Permitted Lease) in such a way whereby such alteration or variation would have a Material Adverse Effect on the value to the Finance Parties of the Security created by any of the Transaction Security; and

       (f) enter into any agreement or arrangement for the management of the Property except on terms and conditions acceptable to the Agent which acceptance shall not be unreasonably withheld.

21.33  Hazardous Materials

       No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) other than in compliance with all applicable Environmental Law, cause, permit or suffer any Hazardous Materials to be brought upon, treated, kept, stored, disposed of, discharged, released, emitted, leaked from, produced, manufactured, generated, refined or used from, in, upon or under any of the real property owned by any member of the Group where such action could involve a potential liability in excess of (pound)100,000 for such member of the Group;

21.34  Port Legislation

       No Obligor (other than the Parent) shall (and the Parent shall ensure that no other member of the Group will) breach any Port Legislation save that this provision will not be breached in circumstances where the relevant member of the Group can demonstrate to the Agent that the party alleging the breach has mis-interpreted the relevant legislation and that the relevant member of the Group is diligently pursuing this argument with such party.

21.35  Federal Reserve Regulations

       Each U.S. Borrower will use the Facility without violating Regulations T, U and X.

21.36  Compliance with ERISA

       No Obligor shall:

       (a) allow, or permit any of its ERISA Affiliates to allow, (i) any Employee Plan with respect to which any Relevant Company may have any liability to terminate, (ii) any Relevant Company to withdraw from any Employee Plan or Multiemployer Plan, (iii) any ERISA Event to occur with respect to any Employee Plan, or (iv) any Accumulated Funding Deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, to exist involving any of its Employee Plans; to the extent that any of the events described in (i), (ii), (iii) or (iv), singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

       (b) allow, or permit any of its ERISA Affiliates to allow, (i) an Unfunded Pension Liability (taking into account only Employee Plans with positive Unfunded Pension Liability); or (ii) any potential withdrawal liability under Section 4201 of ERISA, if the Relevant Company were to completely or partially withdraw from all Multiemployer Plans; or

       (c) fail, or permit any of its ERISA Affiliates to fail, to comply in any material respect with ERISA or the related provisions of the Code, if any such non-compliance, singly or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

21.37  Arm's length basis

       No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any material arrangement, contract or transaction (collectively a "Transaction") with any Affiliate except on arm's length terms.

21.38  Compliance with U.S. Regulations

       No Obligor shall (and the Borrower shall ensure that no other member of the Group will) become an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the 1940 Act. Neither the making of any Loan, or the application of the proceeds or repayment thereof by any Obligor nor the consummation of the other transactions contemplated hereby will violate any provision of such act or any rule, regulation or order of the SEC thereunder.

21.39  Anti-Terrorism Law

       The Obligors shall not (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Clause 18.38 (Anti-Terrorism Laws) above, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Obligors shall deliver to the Lenders any certificates or other evidence requested from time to time by any Lender in its reasonable discretion, to confirm such Obligor's compliance with this Clause 21.39).

21.40  Embargoed Person

       At all times through the term of the Facility, (a) none of the funds or assets of the Obligors that are used to repay the Facility shall constitute property of, or shall be beneficially owned directly or, to the knowledge of any Obligor, indirectly by, any Person subject to sanctions or trade restrictions under United States law ("Embargoed Person" or "Embargoed Persons") that is identified on (1) the "List of Specially Designated Nationals and Blocked Persons" maintained by the Office of Foreign Assets Control (OFAC) of the US Department of the Treasury, and/or to the knowledge of any Obligor, as of the date hereof, based upon reasonable inquiry by such Obligor, on any other similar list maintained by OFAC pursuant to any authorising statute including, but not limited to, the International Emergency Economic Powers Act, 50 USC ss.ss.1701 et seq., the Trading with the Enemy Act, 50 USC App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in the Obligors (whether directly or indirectly), is prohibited by law, or the Facility made by the Lenders would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders, and (b) no Embargoed Person shall have any direct interest and to the knowledge of any Obligor, as of the date hereof, based upon reasonable inquiry by any Obligor, indirect interest of any nature whatsoever in the Obligors, with the result that the investment in the Obligors (whether directly or indirectly), is prohibited by law or the Facility is in violation of law.

21.41  Anti-Money Laundering

       At all times throughout the term of the Facility, to the knowledge of any Obligor, as of the date hereof, based upon reasonable inquiry by such Obligor, none of the funds of such Obligor that are used to pay the Facility shall be derived from any unlawful activity, with the result that their investment in the Obligors (whether directly or indirectly) is prohibited by law or the Facility would be in violation of law.

21.42  Disposal Group Proceeds Amount

       Pursuant to Clause 7.8 (Mandatory Prepayment and Cancellation - OEH Shares) and Clause 7.9 (Mandatory Prepayment and Cancellation - Sale of
       Security: Shortfall and Right to Sell):

       (a) in connection with the sale (in any manner whatsoever) of the OEH Shares, under that Clause the Parent shall promptly do, and shall use its best efforts to cause OEH to do, all such acts or execute all such documents as the Agent may reasonably specify (and in such form as the Agent may reasonably require in favour of the Agent or its nominees); and

       (b) the Parent shall appoint the Agent as sales agent for any of the above assets if such assets are not sold by any due date specified above and as sales agent, the Agent shall have the right to solicit and accept any purchase offer on any such assets in consultation with the Parent.

21.43  Registration Rights and Indemnity Agreement

       (a) Without prejudice to Clause 7.8 (Mandatory Prepayment and Cancellation - OEH Shares) and Clause 7.9 (Mandatory Prepayment and Cancellation - Sale of Security: Shortfall and Right to Sell) above:

              (i)    Filing and Effectiveness

                     In connection with the Power of Attorney and the pledge (the "Pledge") by the Parent of all of the Class A Shares (the "A Shares") now or hereafter owned by Parent and all of the Class B Shares now or hereafter owned by Parent ("B Shares" and, together with the A Shares, the "Shares") provided pursuant to Clause 4 (Conditions of Utilisation) and Schedule 2 (Conditions Precedent), Parent agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will:

                     (A)    promptly  (but in any event  within  three  Business
                            Days) upon request of the Agent, if necessary, file an amendment to the registration statement on Form S-3 (File No. 333-102576) filed by OEH pursuant to Rule 415 under the Securities Act (the "Existing Shelf Registration Statement") or file an amendment to the prospectus in the Existing Shelf Registration Statement pursuant to Rule 424(b) under the Securities Act, to provide for resales of all of (i) the A Shares held by Parent (including all of the A Shares issuable upon conversion of all of the B Shares held by Parent) and (ii) such A Shares by the Agent following a Sales Date, in each case in accordance with the intended method or methods of distribution thereof as specified by Parent and/or the Agent, including an underwritten offering, and in the event the Existing Shelf Registration Statement becomes for any reason unavailable to permit public resales of A Shares by Parent or Agent in the United States (other than pursuant to the terms of paragraph (b) (Suspension Periods) of this Clause 21.43), file with the SEC a new registration statement on Form S-3 (or any successor form thereto, or any other form available for use by OEH for the registration of resales of A Shares by Parent and/or Agent) (a "New Shelf Registration Statement"; the Existing Shelf Registration Statement and the New Shelf Registration Statement are each referred to herein as a "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all of (i) the A Shares held by Parent (including all of the A Shares issuable upon conversion of all of the B Shares held by Parent) and (ii) such A Shares by the Agent following a Sales Date, in each case in accordance with the intended method or methods of distribution thereof as specified by Parent and/or the Agent, including an underwritten offering;

                     (B) use its reasonable best efforts to cause any required New Shelf Registration Statement to be declared effective by the SEC as promptly as is practicable but in no event later than 75 days after the filing thereof (the applicable date being, in the case of either the Existing Shelf Registration Statement or the New Shelf Registration Statement, as applicable, the "Registration Statement Effective Date"); and

                     (C) at all times, use its reasonable best efforts to keep the Shelf Registration Statement continuously effective and, including with respect to any prospectus contained therein (a "Prospectus"), supplemented and amended to the extent necessary to ensure that (i) it is available for resales by Parent and/or the Agent and (ii) it conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the SEC promulgated thereunder as announced from time to time, for a period (the "Effective Period") ending:

                            (1) in the event that Agent has taken possession of any Shares as a result of enforcement of the Pledge, when (i) the Agent is able to sell all of the Shares without restriction pursuant to the volume limitation provisions of Rule 144(e) under the Securities Act or any successor rule thereto or (ii) all of the Shares so possessed by the Agent have been sold; or

                            (2) in the event that the Agent has not taken possession of any Shares as a result of enforcement of the Pledge, when all amounts owed by Parent and its affiliates to the Lenders under the Loan have been paid in full.

       (b)    Suspension Periods

              Notwithstanding any provision of paragraph (a)(i)(C) of this Clause 21.43 (Registration Rights and Indemnity Agreement) to the contrary, the effectiveness of the Shelf Registration Statement may be suspended by written notice from Parent or OEH to the Agent for a period not to exceed an aggregate of 30 days in any 90-day period (each such period, a "Suspension Period", and the aggregate of all such Suspension Periods shall not exceed an aggregate of 60 days in any 360 day period) if:

              (i) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the reasonable judgment of the Board of Directors of OEH, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

              (ii) OEH reasonably determines that the disclosure of such event at such time would have a Material Adverse Effect on the business of OEH and its subsidiaries, taken as a whole;

              provided, however, that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of OEH to consummate such transaction, a Suspension Period may be extended from 30 days to 45 days, subject in any event to the requirement that Suspension Periods shall not exceed an aggregate of 60 days in any 360-day period.

       (c)    Registration Procedures

              In connection with the Shelf Registration Statement, Parent agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will:

              (i) advise the Agent promptly (but in any event within one Business Day):

                     (A) when the Prospectus or any Prospectus supplement or any New Shelf Registration Statement or post-effective amendment to any Shelf Registration Statement has been filed, and when any New Shelf Registration Statement or any post-effective amendment to any Shelf Registration Statement has become effective,

                     (B) of any request by the SEC for amendments to a Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                     (C) of the issuance by the SEC of any stop order suspending the effectiveness of a Shelf Registration Statement under the Securities Act, or the initiation of any proceeding for such purpose known to OEH, or

                     (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in a Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in a Shelf Registration Statement or the Prospectus in order to make such statements therein not misleading;

              (ii) prepare and file with the SEC such amendments and post-effective amendments to a Shelf Registration Statement as may be necessary to keep it effective during the Effective Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed (if required) pursuant to Rule 424(b) under the Securities Act, and comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the sale or other disposition of all A Shares covered by the Shelf Registration Statement during the Effective Period in accordance with the intended method or methods of distribution by the Parent or the Agent set forth in the Shelf Registration Statement or supplement to the Prospectus;

              (iii) furnish to the Agent such number of conformed copies of each Shelf Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the Prospectus (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424(b) under the Securities Act relating to the Shares, in conformity with the requirements of the Securities Act, and such other documents as the Agent may reasonably request to facilitate the disposition of the Shares;

              (iv) at any time on or after the occurrence of a Sales Date, (A) promptly notify the Agent, at any time when a prospectus relating to the A Shares is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to OEH, as a result of which, the Prospectus included in the Shelf Registration Statement as then in effect includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (B) at the request of the Agent as promptly as practicable, prepare and furnish to the Agent a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of A Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

              (v) upon the occurrence of any event that would cause a Shelf Registration Statement or the Prospectus contained therein not to be effective and usable for the resale of A Shares during the Effective Period, file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the US Securities Exchange Act of 1934, as amended (the "Exchange Act"), and use its best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter;

              (vi) if at any time the SEC shall issue any stop order suspending the effectiveness of a Shelf Registration Statement, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

              (vii) on or after the occurrence of a Sales Date, furnish to the Agent, at least five Business Days before filing with the SEC, a copy of any amendment to the Shelf Registration Statement and copies of any Prospectus supplement (excluding documents incorporated by reference therein), which amendment or supplement will be subject to the review of the Agent (and any underwriters, broker-dealers or other agents acting on behalf of the Agent), and

                     (A) not file any amendment to a Shelf Registration Statement or a Prospectus supplement (excluding documents incorporated by reference therein) to which the Agent (or any underwriters, broker-dealers or other agents acting on behalf of the Agent) shall reasonably object within three Business Days after the receipt thereof; and/or

                     (B) make such changes in such amendments or supplements prior to the filing thereof, if reasonably practicable, or prepare and file further amendments or supplements, as the Agent (or any underwriters, broker-dealers or other agents acting on behalf thereof) may reasonably request;

              (viii) on  and  after  the  occurrence  of  a  Sales  Date,   make
                     representatives of OEH and its subsidiaries available for discussion and make available at reasonable times for inspection all financial and other records, pertinent corporate documents and properties of OEH and its subsidiaries as shall be reasonably necessary to enable the Agent and any underwriters, broker-dealers or agents acting on behalf of the Agent, and any attorney or accountant retained by any of them, to exercise any applicable due diligence responsibilities and to conduct a reasonable investigation within the meaning of the Securities Act, and cause OEH's officers, directors, managers and employees supply all information reasonably requested by the Agent and any underwriters, broker-dealers or agents acting on behalf thereof, and any attorney or accountant retained by any of them in connection with a Shelf Registration Statement; provided, however, that any information designated by OEH as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof and shall not be disclosed by the recipient thereof unless (i) disclosure of such information is necessary to avoid or correct a misstatement or omission in a Shelf Registration Statement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the release of such information or records is reasonably necessary to establish a defence to legal liability, or
                     (iv) the information has been made generally available to the public;

              (ix) on and after the occurrence of a Sales Date, promptly incorporate in a Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary (and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable), of such information as the Agent (and any underwriters, broker-dealers or agents acting on behalf of the Agent) may reasonably request to have included therein, including, without limitation, (i) information relating to the "Plan of Distribution" of the A Shares, (ii) information with respect to the number of A Shares being sold to such underwriters or broker-dealers,
                     (iii) the purchase price being paid therefor and (iv) any other terms of the offering of the A Shares to be sold in such offering;

              (x) otherwise comply with the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and make available to its securityholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

              (xi) use its best efforts to cause the A Shares covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States of America, any state thereof or the District of Columbia as may be necessary to enable the Agent (and any underwriters, broker-dealers or agents acting on behalf thereof) to consummate the disposition of such Shares in the United States;

              (xii) cause to be maintained a transfer agent and registrar for all A Shares from and after the date of this Agreement;

              (xiii) use its best  efforts  to  maintain  the  listing  of the A
                     Shares on the New York Stock Exchange, Inc.;

              (xiv) upon request of the Agent, in connection with any underwritten public offering of A Shares by the Agent (on its own behalf or on behalf of the Parent) after a Sales Date has occurred, furnish to the Agent and to each underwriter, broker-dealer or agent acting on behalf of the Agent, a signed counterpart, addressed to the Agent (and to each underwriter, broker-dealer or agent acting on behalf of the Agent), of (i) certificates of officers of OEH and the Parent, as the case may be, dated the date of closing under any Selling Agreement (as defined below), (ii) opinions of counsel to OEH dated the effective date of the applicable Shelf Registration Statement and the date of closing under any Selling Agreement, and (iii) comfort letters from the independent accountants of OEH (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement) dated the effective date of the applicable Shelf Registration Statement and the date of closing under any Selling Agreement, in each case covering substantially the same matters with respect to the Shelf Registration Statement (and the Prospectus) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in officers' certificates of issuers or selling securityholders in an underwritten public offering, as the case may be, opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as any underwriters, broker-dealers or agents, as the case may be, may reasonably request; and

              (xv) cooperate with the Agent in connection with the registration and qualification of the A Shares under the securities or Blue Sky laws of such jurisdictions as the Agent (and any underwriters, broker-dealers or agents acting on behalf of the Agent) may reasonably request, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the A Shares covered by the Shelf Registration Statement; provided, however, that neither Parent nor OEH shall be required to (i) register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or (ii) take any action that would subject it to general service of process in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in any such jurisdiction where it is not so subject.

       (d)    Underwriting Arrangements

              If an underwriting or similar agreement is entered into by the Agent (on its own behalf or on behalf of the Parent) on or after the occurrence of a Sales Date, pursuant to which any A Shares will be sold to an underwriter or underwriters for reoffering, whether to the public pursuant to a Shelf Registration Statement or otherwise, or a sales agreement is entered into so that the A Shares will be sold to a broker-dealer as agent or principal, whether for reoffering to the public pursuant to the Shelf Registration Statement or otherwise (each, a "Selling Agreement"), Parent shall, and agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH shall:

              (i) enter into a Selling Agreement with such underwriters, broker-dealers or agents, as the case may be, such agreement to be in form and substance reasonably satisfactory to the Agent and such underwriters, broker-dealers or agents, as the case may be, containing such representations, warranties and other terms as are customary in agreements of such type, including without limitation indemnification and contribution provisions and procedures which provide rights no less protective than those set forth in Clause 21.43(e) (Indemnification) and Clause 21.43(f) (Contribution) hereof with respect to all parties to be indemnified by OEH and Parent, including the Agent (and any underwriters, broker-dealers or other agents acting on behalf of the Agent);

              (ii) if the Shares are to be sold otherwise than pursuant to a Shelf Registration Statement, to cooperate with the Agent and such underwriters, broker-dealers or agents, as the case may be, and to prepare an offering memorandum or other offering document for use in connection with such offering;

              (iii) deliver such other documents and certificates as may be reasonably requested by each underwriter or broker-dealer to evidence compliance with any customary conditions contained in the Selling Agreement or other agreement entered into by Parent and/or OEH pursuant to this Clause 21.43(d);

              (iv) cooperate with the Agent and each underwriter, broker-dealer or agent participating in the disposition of A Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

              (v) enter into such agreements and take such other actions as the Agent and such underwriters, broker-dealers or agents, as the case may be, may reasonably request in order to expedite or facilitate the disposition of the A Shares, including making appropriate officers of OEH reasonably available to the underwriters for meetings with prospective purchasers of the Shares and preparing and presenting to potential investors customary "road show" material in a manner consistent with offerings of other securities similar to the A Shares.

       (e)    Indemnification

              (i) The Parent agrees to indemnify and hold harmless the Agent, each of the Lenders, each underwriter, broker-dealer or agent acting on behalf of the Agent or any Lender, each of their respective directors, officers, employees, limited and general partners (either direct or indirect) (and such partner's directors, officers, employees and agents) and agents, and each person, if any, who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person an "indemnified person"):

                     (A) from and against any and all losses, liabilities, claims, damages and expenses whatsoever, joint or several, as incurred, to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Prospectus, any amendment or supplement thereto, or any other offering document prepared or used in connection with the sale of any Shares, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Parent shall not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Agent or any Lender furnished to the Parent in writing by the Agent expressly for use therein;

                     (B) against any and all losses, liabilities, claims, damages and expenses whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to paragraph (e)(iii) of this Clause 21.43) any such settlement is effected with the written consent of Parent; and

                     (C) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under paragraphs (A) or (B) above.

              (ii) Each indemnified party shall give notice as promptly as reasonably practicable to the Parent of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Parent shall not relieve it from any liability hereunder to the extent it is not actually and materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Agent shall select counsel to the indemnified parties. The Parent may participate at its own expense in the defence of any such action; provided, however, that counsel to the Parent shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the Parent be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Parent shall not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Clause 21.43(e) (whether or not the indemnified parties are actual or potential parties thereto), that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability arising out of or in respect of such litigation, investigation, proceeding or claim or (ii) would impose injunctive relief on any indemnified party or a statement or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (iii) If at any time an indemnified party shall have requested the Parent to reimburse the indemnified party for fees and expenses of counsel, the Parent agrees that it shall be liable for any settlement of the nature contemplated by paragraph (e)(i)(B) of this Clause 21.43 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Parent of the aforesaid request, (ii) the Parent shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Parent shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

              (iv) The provisions of this Clause 21.43(e) and Clause 21.43(f) (Contribution) shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise. The indemnity and contributions provisions set forth in this Clause 21.43(e) and Clause 21.43(f) (Contribution) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of the Shares by such indemnified party.

              (v) The indemnification required by this Clause 21.43(e) shall be made by periodic payments of the amount thereof during the course of the investigation or defence, promptly as and when bills are received or loss, liability, damage or expense is incurred.

       (f)    Contribution

              If for any reason the foregoing indemnity and reimbursement is unavailable or is insufficient to hold harmless an indemnified party under Clause 21.43(e) (Indemnification), then the Parent shall contribute to the amount paid or payable by such indemnified party as a result of any losses, liabilities, claims, damages and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, liabilities, claims, damages, expenses, actions or proceedings, in such proportion as is appropriate to reflect the relative fault of the Parent on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent or OEH, on the one hand, or the indemnified party, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, or if the allocation provided in the second preceding sentence provides a lesser sum to the indemnified party than the amount hereinafter calculated, then the Parent shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits to the Parent and the indemnified party as well as any other relevant equitable considerations. The parties agree that it would not be just and equitable if contributions pursuant to this Clause 21.43(f) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Clause 21.43(f) Notwithstanding anything in this Clause 21.43(f) to the contrary, no Person (other than the Parent) shall be required pursuant to this Clause (f) to contribute any amount in excess of the interest and fees received by such person under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       (g)    Expenses of Registration

              All Registration Expenses shall be borne by the Parent. "Registration Expenses" shall mean all costs, fees and expenses incident to the offering and sale of (i) any or all of the A Shares held by Parent (including all of the A Shares issuable upon conversion of all of the B Shares held by Parent) and (ii) any or all of the A Shares held by the Agent following a Sales Date, in each case in accordance with the intended method or methods of distribution thereof as specified by Parent and the Agent, including, without limitation, (a) all registration, filing, securities exchange listing and National Association of Securities Dealers fees, (b) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating, printing, messenger and delivery expenses, (d) the fees and disbursements of counsel for the Parent and OEH and of the independent public accountants of OEH, including, without limitation, the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (e) the reasonable fees and disbursements incurred by the Lenders and the Agent (including, without limitation, the reasonable fees and disbursements of any one counsel and any local counsel selected by the Agent), (f) reasonable premiums and other reasonable costs of policies of insurance against liabilities arising out of the offering of the Shares, (g) any fees and disbursements of underwriters, broker-dealers or agents customarily paid by issuers or sellers of securities, including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the A Shares and determination of their eligibility for investment under the laws of such jurisdictions, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to A Shares and (h) fees and expenses of any other person retained or employed by the Parent or OEH.

       (h)    Reports under the Exchange Act

              The Parent agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will file the reports required to be filed by OEH under the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if OEH is not required to file such reports, upon the request of the Agent, make publicly available other information) and will take such further action as the Agent may reasonably request, all to the extent required from time to time to enable the Agent to sell any or all of the A Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time (or any successor thereto) or (ii) any other rule or regulation adopted by the SEC. Upon the reasonable request of the Agent, the Parent agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will deliver to the Agent a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of the Agent, deliver to the Agent a certificate, signed by OEH's principal financial officer, stating (a) OEH's name, address and telephone number, (b) OEH's Internal Revenue Service identification number, (c) OEH's SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by OEH, and (e) whether OEH has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

       (i)    Assignment of Registration Rights

              The rights pursuant to this Clause 21.43 may be assigned (but only with all related obligations) by the Agent to a transferee or assignee of at least five percent (5%) of the then outstanding A Shares, provided OEH is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the A Shares with respect to which such rights are being assigned.

       (j)    Lock-up Agreement

              If an offering pursuant to Clause 21.43(a) through (h), inclusive involves an underwritten offering of Shares on or after the occurrence of a Sales Date, the Parent agrees to use its reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will, and the Parent agrees that it shall, enter into a lock-up agreement with the underwriter or underwriters of such offering containing provisions of the type customarily employed in such agreements with respect to registered public offerings underwritten by nationally-recognized underwriting firms.

       (k)    Specific Performance

              The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Clause 21.43(a) through (j) inclusive are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy; (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity; and (iii) any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief is hereby waived.

22.    Events of Default

       Each of the events or circumstances set out in this Clause 22 is an Event of Default.

22.1   Non-payment

       An Obligor does not pay on the due date any amount payable pursuant to a Finance Document (other than pursuant to Clause 7.9(c)) at the place at and in the currency in which it is expressed to be payable unless:

       (a)    its failure to pay is caused by administrative or technical error;
              and

       (b)    payment is made within 2 Business Days of its due date.

22.2 Financial covenants and indebtedness

Any requirement of Clause 20 (Financial covenants) is not satisfied or any Obligor does not comply with any provision of Clause 21.31 (Indebtedness).

22.3   Other obligations

       (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment) and Clause 22.2 (Financial covenants and indebtedness)).

       (b) No Event of Default under paragraph (a) above in relation to this Clause 22.3 will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the date of the occurrence of such failure to comply.

22.4   Misrepresentation

       Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.5   Cross default

       (a) Any Financial Indebtedness of any member of the Group or GE Seaco SRL or any of its Subsidiaries is not paid when due nor within any originally applicable grace period.

       (b) Any Financial Indebtedness of any member of the Group or GE Seaco SRL or any of its Subsidiaries is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

       (c) Any commitment for any Financial Indebtedness of any member of the Group or GE Seaco SRL or any of its Subsidiaries is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

       (d) Any creditor of any member of the Group or GE Seaco SRL or any of its Subsidiaries becomes entitled to declare any Financial Indebtedness of any member of the Group or GE Seaco SRL or any of its Subsidiaries due and payable prior to its specified maturity as a result of an event of default (however described).

       (e) No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above
              (i) in relation to any member of the Group other than GE Seaco SRL or any of its Subsidiaries) is less than US$ 5,000,000 (or its equivalent in any other currency or currencies); or (ii) in relation to GE Seaco SRL or any of its Subsidiaries is less than US$ 20,000,000 (or its equivalent in any other currency or currencies).

22.6   Insolvency

       (a) A member of the Group or GE Seaco SRL or any of its Subsidiaries is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

       (b) A moratorium is declared in respect of any indebtedness of any member of the Group or GE Seaco SRL or any of its Subsidiaries.

       (c)    Any US Obligor:

              (i) applies for, or consents to, the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property;

              (ii)   makes  a  general   assignment   for  the  benefit  of  its
                     creditors;

              (iii)  commences  a  voluntary  case under  Title II of the United
                     States  of  America  Code  entitled   Bankruptcy   (or  any
                     successor thereof), as amended;

              (iv) files a petition with respect to itself seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganisation, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts; or

              (v) takes any corporate action for the purpose of effecting any of the foregoing with respect to itself.

       (d) Any corporate action, legal proceedings or other procedure or step is taken in relation to:

              (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group or GE Seaco SRL or any of its Subsidiaries other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

              (ii) a composition, compromise, assignment or arrangement with any creditor of any member of the Group or GE Seaco SRL or any of its Subsidiaries;

              (iii) the appointment of a provisional liquidator, a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, receiver or manager, administrative receiver, administrator, compulsory or interim manager or other similar officer in respect of any member of the Group or GE Seaco SRL or any of its Subsidiaries or any of its assets; or

              (iv) enforcement of any Security over any assets of any member of the Group or GE Seaco SRL or any of its Subsidiaries,

              or any analogous procedure or step is taken in any jurisdiction.

22.7   Creditors' process

       Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group or GE Seaco SRL or any of its Subsidiaries which is not being contested in good faith or has not been discharged within 45 days.

22.8   Failure to Comply with Final Judgment

       Any Obligor fails to comply with or pay any sum due from it or them under any final judgment or any final order made or given by any court of competent jurisdiction.

22.9   Unlawfulness

       It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective.

22.10  Repudiation

       An Obligor repudiates a Finance Document or any of the Transaction Security or evidences an intention to repudiate a Finance Document or any of the Transaction Security.

22.11  Amending articles of association

       The Articles of Association or equivalent constitutive documents of any Obligor (or any other provision affecting their operation) are amended, varied, supplemented, superseded, waived or terminated without the prior written consent of the Majority Lenders.

22.12  Litigation

       Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced against any member of the Group or GE Seaco SRL or any of its Subsidiaries or its assets, which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

22.13  Employee Plans

       Any ERISA Event shall have occurred, or Clause 21.36 (Compliance with ERISA) shall be breached, and the liability of a US Obligor or its ERISA Affiliates, either individually or in the aggregate, related to such ERISA Event or breaches, individually or when aggregated with all other ERISA Events and all such breaches, would have or would be reasonably expected to have a Material Adverse Effect.

22.14  Transaction Security

       (a) Any Obligor fails to perform or comply with any of the obligations assumed by it in the Security Documents.

       (b) At any time any of the Transaction Security is or becomes unlawful or is not, or ceases to be legal, valid, binding or enforceable or otherwise ceases to be effective.

       (c) At any time, any of the Transaction Security fails to have first ranking priority or is subject to any prior ranking or pari passu ranking Security.

22.15  Group Structure Chart

       There is any change to the Group Structure Chart.

22.16  Material adverse change

       Any event or circumstance occurs which the Majority Lenders reasonably believe might have a Material Adverse Effect.

22.17  Listing of Shares

       Either:

       (a)    the Class A Shares; or

       (b) in relation to the Parent, the Class A Shares, par value US$0.01 per share, and the Class B shares, par value US$0.01 per share,

       are delisted from the New York Stock Exchange, or trading in the shares above on the New York Stock Exchange shall be suspended for a period of an excess of 5 New York Business Days.

22.18  Replacement Franchise Agreement

       GNER Holdings Limited is not the franchisee and/or GNER Limited is not the franchise operator under the Replacement Franchise Agreement on the expiry of the Franchise Term or earlier termination of the Franchise Agreement.

22.19  Existing Franchise Agreement

       Any event or circumstance occurs which is an Event of Default as defined pursuant to clause 21 of the Franchise Agreement or any other event or circumstance which might reasonably be expected to lead to the termination of the same occurs or exists.

22.20  Hatfield Litigation

       (a) As at the Final Settlement Date the overall net recovery by the Group in relation to the final settlement or other determination of the Hatfield Litigation is less than (pound) [***] after taking account of any amounts agreed or determined to be payable to Network Rail, the SRA or any other person.

       (b) At any time prior to the Final Settlement Date the aggregate value of the Interim Recovery is less than (pound) [***]

22.21  Acceleration

       On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

       (a)    cancel  the  Lender's   Commitment  (or  part  thereof)  pro  rata
              whereupon they shall immediately be cancelled;

       (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

       (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

       (d) exercise, or direct the Trustee to exercise, any or all of its rights, remedies and powers under any of the Finance Documents,

       but, notwithstanding the foregoing, upon the occurrence of an Event of Default specified in Clause 22.6 (Insolvency), the Facility shall be cancelled and all Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall become immediately due and payable, in each case without declaration, notice or demand by or to any persons.

                                    SECTION 9
                               CHANGES TO PARTIES

23.    Changes to the Lenders

23.1   Assignments and transfers by the Lenders

       Subject to this Clause 23, a Lender (the "Existing Lender") may:

       (a)    assign any of its rights; or

       (b)    transfer by novation any of its rights and obligations,

       to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

23.2   Conditions of assignment or transfer

       (a) The consent of the Borrower is required for an assignment or transfer by a Lender, unless the assignment or transfer is to another Lender or an Affiliate of a Lender or another branch of a Lender.

       (b) The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Borrower within that time.

       (c) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender.

       (d) A transfer will only be effective if the procedure set out in Clause 23.7 (Procedure for transfer) is complied with.

23.3   Assignment to Federal Reserve Bank

       In addition to any other assignments or participation rights provided in this Clause 23, each Lender may assign and pledge all or any portion of its Loans and the other obligations owed to such Lender, without notice to or consent of any Party, to any Federal Reserve Bank pursuant to Regulation A of the Board of Governors of the Federal Reserve Bank and any operating circular issued by such Federal Reserve Bank; provided, however, that, (a) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (b) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

23.4   Assignment of Registration Rights

       Notwithstanding any other assignment made pursuant to this Clause 23, the Agent may assign any registration rights afforded to it pursuant to Clause 21.43 (Registration Rights and Indemnity Agreement) provided that any such assignment is made in accordance with the terms of Clause 21.43(i) (Assignment of Registration Rights).

23.5   Assignment or transfer fee

       The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of (pound)1,000.

23.6   Limitation of responsibility of Existing Lenders

       (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

              (i)    the   legality,   validity,   effectiveness,   adequacy  or
                     enforceability of the Finance Documents, the Transaction Security or any other documents;

              (ii)   the financial condition of any Obligor;

              (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

              (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

              and any representations or warranties implied by law are excluded.

       (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

              (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

              (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

       (c)    Nothing in any Finance Document obliges an Existing Lender to:

              (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

              (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.7   Procedure for transfer

       (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

       (b)    On the Transfer Date:

              (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

              (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

              (iii) the Agent, the Arranger, the Trustee, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Trustee and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

              (iv)   the New Lender shall become a Party as a "Lender".

23.8   Disclosure of information

       Any Lender may disclose to any of its Affiliates and any other person:

       (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

       (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

       (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

       any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking with the disclosing Lender.

23.9   Assignment and transfers by Obligors

       No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

                                   SECTION 10
                               THE FINANCE PARTIES

24.    Role of the Agent and the Arranger

24.1   Appointment of the Agent

       (a) Each other Finance Party (other than the Trustee) appoints the Agent to act as its agent under and in connection with the Finance Documents.

       (b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2   Duties of the Agent

       (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

       (b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

       (c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

       (d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Trustee) under this Agreement it shall promptly notify the other Finance Parties.

       (e)    The  Agent's  duties  under  the  Finance   Documents  are  solely
              mechanical and administrative in nature.

24.3   Role of the Arranger

       Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

24.4   No fiduciary duties

       (a) Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

       (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.5   Business with the Group

       The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

24.6   Rights and discretions of the Agent

       (a)    The Agent may rely on:

              (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

              (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

       (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

              (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment));

              (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

              (iii) any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

       (c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

       (d) The Agent may act in relation to the Finance Documents through its personnel and agents.

       (e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

       (f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.7   Majority Lenders' instructions

       (a) Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

       (b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties other than the Trustee.

       (c)    The  Agent  may  refrain  from  acting  in  accordance   with  the
              instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

       (d) In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

       (e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

24.8   Responsibility for documentation

       None of the Agent, the Arranger and the Trustee:

       (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Trustee, an Obligor or any other person given in or in connection with any Finance Document or the Information Package or the transactions contemplated in the Finance Documents; or

       (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

24.9   Exclusion of liability

       (a) Without limiting paragraph (b) below, neither the Agent nor the Trustee will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

       (b) No Party (other than the Agent or, as the case may be, the Trustee) may take any proceedings against any officer, employee or agent of the Agent or the Trustee in respect of any claim it might have against the Agent or Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or of the Trustee may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

       (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

       (d) The Trustee will not be liable for any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Agent or otherwise;

       (e) The Trustee will not be liable for (i) the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, or in connection with the Finance Documents or the Transaction Security or (ii) any shortfall which arises on the enforcement of the Transaction Security.

24.10  Lenders' indemnity to the Agent and Trustee

       Each Lender shall (in proportion to an amount equal to its share of the Commitments on and after the Bond Maturity Date or, if such Commitment is then zero, to its share of such Commitments immediately prior to their reduction to zero) indemnify each of the Agent and the Trustee, within three Business Days of demand, against any cost, loss or liability incurred by the Agent or the Trustee (otherwise than by reason of the Agent's or the Trustee's gross negligence or wilful misconduct) in acting as Agent or as Trustee under the Finance Documents (unless the Agent or the Trustee has been reimbursed by an Obligor pursuant to a Finance Document).

24.11  Resignation of the Agent

       (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrower.

       (b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

       (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom).

       (d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

       (e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

       (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause
              24. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

       (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

24.12  Confidentiality

       (a) In acting as agent for the Finance Parties or, as the case may be, trustee for the Secured Parties, the Agent and the Trustee shall be regarded as acting through its agency division, or as appropriate, trustee division which shall be treated as a separate entity from any other of its divisions or departments.

       (b) If information is received by another division or department of the Agent or the Trustee, it may be treated as confidential to that division or department and neither the Agent nor the Trustee shall not be deemed to have notice of it.

24.13  Relationship with the Lenders

       (a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

       (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formulae).

       (c) Each Secured Party shall supply the Agent with any information that the Trustee may reasonably specify (through the Agent) as being necessary or desirable to enable the Trustee to perform its functions as trustee. Each Lender shall deal with the Trustee exclusively through the Agent and shall not deal directly with the Trustee.

24.14  Credit appraisal by the Secured Parties

       Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party (other than the Trustee) confirms to the Agent, the Arranger and the Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

       (a) the financial condition, status and nature of each member of the Group;

       (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

       (c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

       (d)    the adequacy,  accuracy  and/or  completeness  of the  Information
              Package and any other information provided by the Agent, the Trustee, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

       (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

24.15  Reference Banks

       If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

24.16  Agent's Management Time

       Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent), Clause 16 (Costs and expenses) and Clause 24.10 (Lenders' indemnity to the Agent and Trustee) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

24.17  Deduction from amounts payable by the Agent

       If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.    Role of Trustee

25.1   Trust

       The Trustee declares that it shall hold the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement. Each of the parties to this Agreement agrees that the Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents (and no others shall be implied).

25.2   No Independent Power

       The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Trustee.

25.3   Trustee's Instructions

       The Trustee shall:

       (a) act in accordance with any instructions given to it by the Agent and shall be entitled to assume that (i) any instructions received by it from the Agent are duly given by or on behalf of the Majority Lenders or, as the case may be, the Lenders in accordance with the terms of the Finance Documents and (ii) unless it has received actual notice of revocation that any instructions or directions given by the Agent have not been revoked;

       (b) be entitled to request instructions, or clarification of any direction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Trustee may refrain from acting unless and until those instructions or clarification are received by it; and

       (c) be entitled to, carry out all dealings with the Lenders through the Agent and may give to the Agent any notice or other communication required to be given by the Trustee to the Lenders.

25.4   Trustee's Actions

       Subject to the provisions of this Clause 25:

       (a) the Trustee may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

       (b) at any time after receipt by the Trustee of notice from the Agent directing the Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Trustee may, and shall if so directed by the Agent, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

25.5   Trustee's Discretions

       (a) The Trustee may assume (unless it has received actual notice to the contrary in its capacity as trustee for the Secured Parties) that:

              (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents; and

              (ii) any right, power, authority or discretion vested in any person has not been exercised.

       (b) The Trustee may, if it receives any instructions or directions from the Agent to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied.

       (c) The Trustee may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Trustee or by any other Secured Party).

       (d) The Trustee may rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person.

       (e) The Trustee may refrain from acting in accordance with the instructions of the Agent or Lenders (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing such action or proceedings.

25.6   Trustee's Obligations

       The Trustee shall promptly inform the Agent of:

       (a) the contents of any notice or document received by it in its capacity as Trustee from any Obligor under any Finance Document; and

       (b) the occurrence of any Default of which the Trustee has received written notice from any other party to this Agreement.

25.7   Excluded Obligations

       The Trustee shall not:

       (a) be bound to enquire as to the occurrence or otherwise of any Default or the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

       (b) be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account;

       (c) be bound to disclose to any other person (including any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

       (d) be under any obligations other than those which are specifically provided for in the Finance Documents; or

       (e) have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor.

25.8   No responsibility to perfect Transaction Security

       The Trustee shall not be liable for any failure to:

       (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property;

       (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

       (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

       (d) take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

       (e) require any further assurances in relation to any of the Security Documents.

25.9   Insurance by Trustee

       (a) The Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

       (b) Where the Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by the insurers or any other information of any kind, unless any Secured Party has requested it to do so in writing and the Trustee has failed to do so within fourteen days after receipt of that request.

25.10  Custodians and Nominees

       The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

25.11  Acceptance of Title

       The Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title as each of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

25.12  Refrain from Illegality

       The Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Trustee may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

25.13  Business with the Obligors

       The Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

25.14  Releases

       Upon a disposal of any of the Charged Property:

       (a) pursuant to the enforcement of the Transaction Security by a Receiver or the Trustee; or

       (b)    if that disposal is permitted under the Finance Documents,

       the Trustee shall (at the cost of the Obligors) release that property from the Transaction Security or the Transaction Security given by that Obligor and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset or Obligor and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

25.15  Winding up of Trust

       If the Trustee, with the approval of the Majority Lenders, determines that (a) all of the Secured Obligations and all other obligations secured by any of the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Trustee under each of the Security Documents.

25.16  Perpetuity Period

       The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

25.17  Powers Supplemental

       The rights, powers and discretions conferred upon the Trustee by this Agreement shall be supplemental to the Trustee Acts 1925 and 2000 and in addition to any which may be vested in the Trustee by general law or otherwise.

25.18  Disapplication

       Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Acts 1925 and 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

25.19  Resignation of Trustee

       (a) The Trustee may resign and appoint one of its Affiliates as successor by giving notice to the Borrower and to the Agent on behalf of the Lenders.

       (b) Alternatively the Trustee may resign by giving notice to the other Parties (or to the Agent on behalf of the Lenders) in which case the Majority Lenders may appoint a successor Trustee.

       (c) If the Majority Lenders have not appointed a successor Trustee in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Trustee (after consultation with the Agent) may appoint a successor Trustee.

       (d) The retiring Trustee shall, at its own cost, make available to the successor Trustee such documents and records and provide such assistance as the successor Trustee may reasonably request for the purposes of performing its functions as Trustee under the Finance Documents.

       (e) The Trustee's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Transaction Security to that successor.

       (f) Upon the appointment of a successor, the retiring Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clauses 26 (Conduct of Business by the Finance Parties) and 25 (Role of Trustee). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

       (g) The Majority Lenders may, by notice to the Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Trustee shall resign in accordance with paragraph (b) above.

25.20  Delegation

       (a) The Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

       (b) The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions as the Trustee may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

25.21  Additional Trustees

       (a) The Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Trustee shall give prior notice to the Borrower and the Agent of that appointment.

       (b) Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

       (c) The remuneration that the Trustee may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Trustee.

26.    Conduct of Business by the Finance Parties

       No provision of this Agreement will:

       (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

       (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim;

       (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax; or

       (d) notwithstanding any provision to the contrary, prevent any person participating in any transaction relating to this Agreement from being free to disclose to any persons, information regarding the tax and structural aspects of matters in connection with the Finance Documents.

27.    Sharing among the Finance Parties

27.1   Payments to Finance Parties

       If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) or Clause 30 (Application of Proceeds) and applies that amount to a payment due under the Finance Documents then:

       (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

       (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

       (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partial payments).

27.2   Redistribution of payments

       The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.5 (Partial payments).

27.3   Recovering Finance Party's rights

       (a) On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

       (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4   Reversal of redistribution

       If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

       (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering
              Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

       (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5   Exceptions

       (a) This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

       (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

              (i) it notified that other Finance Party of the legal or arbitration proceedings; and

              (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

                                   SECTION 11
                                 ADMINISTRATION

28.    Payment mechanics

28.1   Payments to the Agent

       (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

       (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

28.2   Distributions by the Agent

       Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor), Clause 28.4 (Clawback) and Clause 24.17 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

28.3   Distributions to an Obligor

       The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4   Clawback

       (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

       (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5   Partial payments

       (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

              (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Trustee (including of any Receiver or Delegate) and the Arranger under the Finance Documents;

              (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

              (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

              (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

       (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

       (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

28.6   No set-off by Obligors

       All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7   Business Days

       (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

       (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8   Currency of account

       (a) Subject to paragraphs (b) to (e) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

       (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

       (c)    Each  payment of interest  shall be made in the  currency in which
              the  sum  in  respect  of  which  the   interest  is  payable  was
              denominated when that interest accrued.

       (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

       (e) Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

28.9   Change of currency

       (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

              (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

              (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

       (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

29.    Set-off

       A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30.    Application of Proceeds

30.1   Order of Application

       All moneys from time to time received or recovered by the Trustee in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Trustee on trust to apply them at such times as the Trustee sees fit, to the extent permitted by applicable law, in the following order of priority:

       (a) in discharging any sums owing to the Trustee (in its capacity as trustee), any Receiver or any Delegate;

       (b) in payment to the Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by any Obligor under any of the Finance Documents in accordance with Clause 28.5 (Partial Payments);

       (c) if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Trustee is obliged to pay in priority to any Obligor; and

       (d)    the balance, if any, in payment to the relevant Obligor.

30.2   Investment of Proceeds

       Prior to the application of the proceeds of the Transaction Security in accordance with Clause 30.1 (Order of Application) the Trustee may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Trustee or Agent with any financial institution (including itself) and for so long as the Trustee thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Trustee's discretion in accordance with the provisions of this Clause 30.

30.3   Currency Conversion

       (a) For the purpose of or pending the discharge of any of the Secured Obligations the Trustee may convert any moneys received or recovered by the Trustee from one currency to another, at the spot rate at which the Trustee is able to purchase the currency in which the Secured Obligations are due with the amount received.

       (b) The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

30.4   Permitted Deductions

       The Trustee shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Trustee under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

30.5   Discharge of Secured Obligations

       (a) Any payment to be made in respect of the Secured Obligations by the Trustee may be made to the Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Trustee.

       (b) The Trustee is under no obligation to make payment to the Agent in the same currency as that in which any Unpaid Sum is denominated.

30.6   Sums received by Obligors

       If any of the Obligors receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Trustee, that sum shall promptly be paid to the Trustee for application in accordance with this Clause.

31.    Notices

31.1   Communications in writing

       Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

31.2   Addresses

       The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

       (a)    in the case of the Borrower, that identified with its name below;

       (b) in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

       (c) in the case of the Agent and Trustee, that identified with its name below,

       or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

31.3   Delivery

       (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

              (i)    if by way of fax, when received in legible form; or

              (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

              (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice;

              and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

       (b) Any communication or document to be made or delivered to the Agent or to the Trustee will be effective only when actually received by the Agent or the Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Agent's or the Trustee's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

       (c)    All notices from or to an Obligor shall be sent through the Agent.

       (d) Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

       (e) All notices to a Lender from the Trustee shall be sent through the Agent.

31.4   Notification of address, fax number and telex number

       Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause 31.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

31.5   Electronic communication

       (a) Any communication to be made between the Agent or the Trustee and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Trustee and the relevant Lender:

              (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

              (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

              (iii) notify each other of any change to their address or any other such information supplied by them.

       (b) Any electronic communication made between the Agent and a Lender or the Trustee will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Trustee only if it is addressed in such a manner as the Agent or Trustee shall specify for this purpose.

31.6   English language

       (a) Any notice given under or in connection with any Finance Document must be in English.

       (b) All other documents provided under or in connection with any Finance Document must be:

              (i)    in English; or

              (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

32.    Calculations and Certificates

32.1   Accounts

       In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2   Certificates and Determinations

       Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

32.3   Day count convention

       Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.    Partial Invalidity

       If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.    Remedies and Waivers

       No failure to exercise, nor any delay in exercising, on the part of any Secured Party or the Arranger, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.    Amendments and Waivers

35.1   Required consents

       (a) Subject to Clause 35.2 (Exceptions) and Clause 25.14 (Releases) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

       (b) The Agent, or in respect of the Security Documents the Trustee, may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

35.2   Exceptions

       (a) An amendment or waiver that has the effect of changing or which relates to:

              (i)    the   definition  of  "Majority   Lenders"  in  Clause  1.1
                     (Definitions);

              (ii) an extension to the date of payment of any amount under the Finance Documents;

              (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

              (iv)   an increase in or an extension of any Commitment;

              (v)    a change to the Borrower or Guarantors;

              (vi) any provision which expressly requires the consent of all the Lenders;

              (vii) Clause 2.2 (Finance Parties' rights and obligations), Clause 23 (Changes to the Lenders) or this Clause 35; or

              (viii) the nature or scope of the  Charged  Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed;

              shall not be made without the prior consent of all the Lenders.

       (b) An amendment or waiver which relates to the rights or obligations of the Agent, the Trustee or the Arranger may not be effected without the consent of the Agent, the Trustee or the Arranger.

36.    Counterparts

       Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12
                          GOVERNING LAW AND ENFORCEMENT

37.    Governing law

       This Agreement is governed by English law.

38.    Enforcement

38.1   Jurisdiction of English courts

       (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

       (b)    The  Parties  agree  that  the  courts  of  England  are the  most
              appropriate   and  convenient   courts  to  settle   Disputes  and
              accordingly no Party will argue to the contrary.

       (c) This Clause 38.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.2   Service of process

       Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

       (a) irrevocably appoints the Borrower as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

       (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

38.3   Waiver of Jury Trial

       Each of the Finance Parties irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Finance Document.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                   SCHEDULE 1
                              THE ORIGINAL PARTIES

Part I
                                  The Obligors

Name of Borrower                         Registration number        Jurisdiction
                                         (or equivalent, if any)
Sea Containers British Isles Limited     00994965                   UK





Name of Guarantor                        Registration number        Jurisdiction
                                         (or equivalent, if any)
Charleston Marine Containers Inc.        13-3895313                 US
Ferry & Port Holdings Limited            02413534                   UK
Folkestone Properties Limited            02447559                   UK
GNER Holdings Limited                    03101807                   UK
Hoverspeed Limited                       01537993                   UK
Newhaven Marina Limited                  03874576                   UK
Newhaven North Quay Limited              03915596                   UK
Sea Containers America Inc.              13-3214232                 US
Sea Containers Ferries Limited           02404064                   UK
Sea Containers Isle of Man Limited       69653C                     Isle of Man
Sea Containers Ltd.                      98-0038412                 Bermuda
Sea Containers Ports & Ferries Limited   EC21715                    Bermuda
Sea Containers Ports Limited             02445259                   UK
Sea Containers Properties Limited        EC13911                    Bermuda
Sea Containers Property Services Limited 02269195                   UK
Sea Containers Railway Services Limited  03243875                   UK
Sea Containers UK Limited                03048931                   UK

                                    Part II
              The Original Lenders - other than UK Non-Bank Lenders

Name of Original Lender                            Commitment
                                      Column 1                     Column 2
                                   Prior to Bond              On and after Bond
                                   Maturity Date                Maturity Date
Citicorp North America, Inc.    1/2 of US$35,000,000       1/3 of US$158,000,000
Fortis Bank S.A./N.V.           0                          1/3 of US$158,000,000
The Governor and Company of
the Bank of Scotland            1/2 of US$35,000,000       1/3 of US$158,000,000

                                    Part III
                   The Original Lenders - UK Non-Bank Lenders

Name of Original Lender                                 Commitment
None

                                   SCHEDULE 2
                              CONDITIONS PRECEDENT

1.     Obligors: Corporate Documents

       (a)    A copy of the constitutional documents of each Obligor.

       (b) A copy of a good standing certificate (including verification of tax status) with respect to each US Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each US Obligor's jurisdiction of incorporation or organisation.

       (c)    A copy of a resolution of the board of directors of each Obligor:

              (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

              (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

              (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents, powers of attorneys, deeds and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

       (d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

       (e) A copy of a resolution signed by all the holders of the issued shares in each Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Obligor is a party and where such Obligor is a corporate, a resolution from the directors of that company approving such shareholder resolution and duly appointing a director or other authorised signatory to sign it.

       (f) A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded and would not cause any Obligor to breach any provision of any contract or agreement entered into by it prior to the date of this Agreement.

       (g) A certificate of an authorised signatory of the relevant Obligor, certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

       (h) The Group Structure Chart certified by the Parent as being true at the date of this Agreement.

2.     Security Documents

       (a) The following Security Documents duly executed by the relevant Obligors and, if required, the Trustee:

              (i)    UNITED KINGDOM

                     (1)    Chargor incorporated in Bermuda

                            (A) Charge over shares granted by Sea Containers Ltd. in respect of its shareholding in Silja Holdings Limited.

                            (B) Charge over Dividends Account and Mandatory Prepayment Account granted by Sea Containers Ltd..

                     (2)    Chargor incorporated in UK

                            (A) Charge over shares granted by Sea Containers UK Limited in respect of its shareholding in Sea Containers British Isles Limited.

                            (B) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in GNER Holdings Limited.

                            (C) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in Sea Containers Property Services Limited.

                            (D) Charge over shares granted by Sea Containers British Isles Limited in respect of its shareholding in Sea Containers Railway Services Limited.

                            (E) Assignment relating to GNER Limited dividends by GNER Holdings Limited.

                            (F) Charge over shares granted by Ferry & Port Holdings Limited in respect of its shareholding in Sea Containers Ports Limited.

                            (G) Charge over shares granted by Sea Containers Ports Limited in respect of its shareholding in Folkestone Properties Limited.

                            (H) Charge over shares granted by Sea Containers Ports Limited in respect of its shareholding in Newhaven North Quay Limited.

                            (I) Floating Charge granted by Sea Containers British Isles Limited.

                            (J)    Debenture  granted  by  Newhaven  North  Quay
                                   Limited.

                            (K) Debenture granted by Folkestone Properties Limited.

              (ii)   ISLE OF MAN

                     (1)    Chargor Incorporated in Bermuda

                            (A) Charge over shares granted by Sea Containers Ports & Ferries Limited in respect of its shareholding in Sea Containers Isle of Man Limited.

                     (2)    Chargor incorporated in Isle of Man

                            (A) Charge over shares granted by Sea Containers Isle of Man Limited in respect of its shareholding in Isle of Man Steam Packet Holdings Limited.

              (iii)  BERMUDA

                     Chargor incorporated in Bermuda

                     (A) Charge over shares granted by Sea Containers Ltd. in respect of its shareholding in Sea Containers Ports & Ferries Limited.

                     (B)    Charge over shares granted by Sea Containers Ltd. in
                            respect  of  its   shareholding  in  Sea  Containers
                            Properties Limited.

                     (C) Charge over shares granted by Sea Containers Ltd. in respect of its shareholding in Orient Express Hotels Limited pursuant to the Custodian Accounts Charge Agreement between Sea Containers Ltd., Citigroup Trustee Company Limited and the Custodian (as defined therein) and the Escrow Agreement between Sea Containers Ltd., Citigroup Trustee Company Limited and the Custodian (as defined therein) relating thereto, and delivery of all such shares to the account established with the Custodian pursuant to such agreements.

                     (D) A Power of Attorney, in form and substance satisfactory to the Agent, of the Parent in favour of the Agent permitting the sale of OEH Shares by the Agent on behalf of the Parent

              (iv)   US

                     Chargor incorporated in US

                     (A)    Charge over shares  (and  dividends)  granted by Sea
                            Containers   America   Inc.   in   respect   of  its
                            shareholding in Charleston Marine Containers Inc.

              (v)    BARBADOS

                     Chargor incorporated in Bermuda

                     (A) Charge over dividends granted by Sea Containers Ltd. in respect of its shareholding in GE Seaco SRL.

       (b) All documentation, and/or evidence of all other steps required to perfect the Security Documents, as set out in the Transaction Closing Agenda.

3.     Legal Opinions

       (a) A legal opinion of Clifford Chance LLP legal advisors to the Arranger and Agent in England, substantially in the form
              distributed  to  the  Original   Lenders  prior  to  signing  this
              Agreement.

       (b) A legal opinion of Mello, Jones & Martin legal advisers to the Arranger and the Agent in Bermuda, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

       (c) A legal opinion of George Walton Payne & Co legal advisers to the Arranger and the Agent in Barbados, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

       (d) A legal opinion of Simcocks legal advisers to the Arranger and the Agent in Isle of Man, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

       (e) A legal opinion of Clifford Chance LLP legal advisers to the Arranger and the Agent in the United States (in relation to New York law), substantially in the form distributed to the Original Lenders prior to signing this Agreement.

4.     Other documents and evidence

       (a) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity or enforceability of any Finance Document or of the Transaction Security.

       (b) The Original Financial Statements provided that if Original Financial Statements are not available for a company, that company must provide:

              (i) its audited financial statements for its financial year ended 31 December 2001 and the latest set of its management accounts for the year ended 31 December 2002; or, in the case of any US Obligor which does not have audited financial statements;

              (ii) its latest set of management accounts for the year ended 31 December 2002.

       (c) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees), Clause 16 (Costs and Expenses) and Clause 12.5 (Stamp Taxes) have been paid or will be paid by the first Utilisation Date.

       (d)    The executed Fee Letters.

       (e) Offer letters evidencing the valuations in respect of the Cash Disposal Proceeds of each member of the Disposal Group.

       (f) Budget of GNER Holdings Limited evidencing a net cash flow of US$50,000,000 per annum.

       (g) A copy of the Franchise Agreement and Track Access Agreement and any amendment supplemental or other ancillary document pertaining to it.

       (h)    The  audited  financial   statements  for  GNER  Limited  for  the
              financial year ended 31 December 2002 (evidencing the treatment of/showing the pensions liabilities of GNER Limited).

       (i) The Litigation Settlement Memoranda and the Franchise Termination Assessment Memorandum.

       (j) A letter dated on or about the date of this Agreement confirming consent to the terms and conditions of the Finance Documents and providing any relevant waivers required in relation thereto from The Governor and Company of the Bank of Scotland in respect of the Folkestone Facility and the Newhaven Facility.

       (k)    A duly executed Account Agreement.

       (l) A certificate of a finance officer of each US Obligor stating that the respective company is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with Clause 3 (Purpose) and the payment of all estimated legal, accounting and other fees related to this Agreement and the consummation of the other transactions contemplated hereby. For purposes of this certificate, "Solvent" means with respect to such US Obligor on any date of determination that (a) the fair value of the property of such person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such person; (b) the present fair saleable value of the assets of such person is not less than the amount which will be required to pay the probable liability of such person on its debts as they become absolute and mature; (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay as such debts and liabilities mature; and (d) such person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such person's property would constitute unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in lights of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

       (m) A certified copy of a letter from the Bermuda Monetary Authority in form and substance satisfactory to the Trustee granting permission for the transfer of the OEH Shares and the shares in GE Seaco SRL to the Trustee or its nominees in the event that the Trustee exercises its rights under the relevant Security Document.

       (n) The Transaction Closing Agenda and, to the extent that they are not otherwise delivered in accordance with Schedule 2 hereof, the delivery of all items set out therein.

                                   SCHEDULE 3
                                    REQUESTS

Part I
                               Utilisation Request

From:  SEA CONTAINERS LTD

To:    [Agent]

Dated:

Dear Sirs

          SEA CONTAINERS BRITISH ISLES LIMITED - [ ] Facility Agreement
                           dated [ ] (the "Agreement")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.     The Borrower wishes to borrow a Loan on the following terms:

       Proposed Utilisation Date:    [     ]  (or, if that is not a Business
                                               Day, the next Business Day)
       Currency of Loan:             Dollars
       Amount:                       [     ] or, if less, the Available Facility
       Interest Period:              [     ]

3.     We  confirm  that  each  condition   specified  in  Clause  4.2  (Further
       conditions  precedent)  is  satisfied  on the  date of  this  Utilisation
       Request.

4.     The proceeds of this Loan should be credited to [account].

5.     This Utilisation Request is irrevocable.

                                Yours faithfully

                     .......................................
                             Authorised Signatory of
                               SEA CONTAINERS LTD.

* delete as appropriate

                                    Part II
                               Selection Notice1

                              Applicable to a Loan

From:  SEA CONTAINERS LTD.

To:    [Agent]

Dated:

Dear Sirs

          SEA CONTAINERS BRITISH ISLES LIMITED - [ ] Facility Agreement
                           dated [ ] (the "Agreement")

1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2. We refer to the following Loan[s] in dollars with an Interest Period ending on [ ]*.

3. [We request that the next Interest Period for the above Loan[s] is [ ]].**

4.     This Selecti on Notice is irrevocable.



                                Yours faithfully

                      .....................................
                             Authorised Signatory of
                               SEA CONTAINERS LTD.









--------------------------------------------------------------------------------

1 This may be used to select the duration of the next Interest Period for an existing Loan.

* Insert details of all Loans in the same currency which have an Interest Period ending on the same date.

**              Use this option if sub-division is not required.

--------------------------------------------------------------------------------

SCHEDULE 4

                             MANDATORY COST FORMULAE

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

                  E x 0.01
                  --------  per cent. per annum.
                    100

       Where:

       E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 6 below and expressed in pounds per (pound)1,000,000.

5.     For the purposes of this Schedule:

       (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

       (b) "Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

       (c) "Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

       (d) "Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per (pound)1,000,000 of the Tariff Base of that Reference Bank.

7. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

       (a)    the jurisdiction of its Facility Office; and

       (b) any other information that the Agent may reasonably require for such purpose.

       Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

8. The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

9. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

10. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

11. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12. The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                   SCHEDULE 5
                          FORM OF TRANSFER CERTIFICATE




To:    [   ] as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated:

          SEA CONTAINERS BRITISH ISLES LIMITED - [ ] Facility Agreement
                           dated [ ] (the "Agreement")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.     We refer to Clause 23.7 (Procedure for transfer):

       (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 23.7 (Procedure for transfer).

       (b)    The proposed Transfer Date is [   ].

       (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 23.6 (Limitation of responsibility of Existing Lenders).

4. The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

       (a) a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom, for United Kingdom tax purposes; or

       (b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and interest payable in respect of an advance under a Finance Document falls to be brought into account in computing the chargeable profits of that company for the purposes of section 11(2) of the Taxes Act.2

[4/5]. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

[5/6]. This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               Commitment/rights and obligations to be transferred

                            [insert relevant details]
     [Facility Office address, fax number and attention details for notices and account details for payments,]

       [Existing Lender]                                  [New Lender]
       By:                                                By

       This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ].

       [Agent]


       By:






--------------------------------------------------------------------------------

2 Include if New Lender comes within the definition of Qualifying Lender in Clause 1.1 (Definitions).

--------------------------------------------------------------------------------

                                   SCHEDULE 6
                         FORM OF COMPLIANCE CERTIFICATE

To:        [       ] as Agent

From:      SEA CONTAINERS LTD.

Dated:

Dear Sirs

          SEA CONTAINERS BRITISH ISLES LIMITED - [ ] Facility Agreement
                           dated [ ] (the "Agreement")

1. We refer to the Agreement. This is a Compliance Certificate delivered with the [audited] consolidated accounts of the Company dated [31 March, 30 June, 30 September, 31 December] (the "Reference Date"). Unless otherwise defined herein, capitalised terms shall have the same meaning as in the Agreement.

2.     We confirm that on the Reference Date:

       (a) Consolidated Tangible Net Worth was US$[ ] and therefore was not less than US$250,000,000 (or equivalent in other currencies). Therefore the covenant contained in paragraph 20.2(a) of Clause 20 (Financial Covenants) [has/has not] been complied with;

       (b) The Parent had Cash in an amount equal to US$[ ] and when combined with the Cash of GNER Holdings Limited, GNER Limited and the Borrower (each as referred to at paragraphs (c), (d) and (e) respectively below) was at least US$50,000,000 (or equivalent in other currencies). Therefore the covenant contained in paragraph 20.2(b) of Clause 20 (Financial Covenants) [has/has not] been complied with;

       (c) GNER Holdings Limited had Cash in an amount equal to US$[ ] and when combined with the Cash of the Parent, GNER Limited and the Borrower (each as referred to at paragraphs (b), (d) and (e) respectively) was at least US$50,000,000 (or equivalent in other currencies). Therefore the covenant contained in paragraph 20.2(b) of Clause 20 (Financial Covenants) [has/has not] been complied with;

       (d) GNER Limited had Cash in an amount equal to US$[ ] and when combined with the Cash of the Parent, GNER Holdings Limited and the Borrower (each as referred to at paragraphs (b), (c) and (e) respectively) was at least US$50,000,000 (or equivalent in other currencies). Therefore the covenant contained in paragraph 20.2(b) of Clause 20 (Financial Covenants) [has/has not] been complied with;

       (e) The Borrower had Cash in an amount equal to US$[ ] and when combined with the Cash of the Parent, GNER Holdings Limited and GNER Limited (each as referred to at paragraphs (b), (c) and (d) above respectively) was at least US$50,000,000 (or equivalent in other currencies). Therefore the covenant contained in paragraph 20.2(b) of Clause 20 (Financial Covenants) [has/has not] been complied with; and

       (f) The Borrower had Cash in an amount equal to US$[ ] therefore was at least [(pound)2,500,000/(pound)5,000,000]* (or equivalent in other currencies). Therefore the covenant contained in paragraph 20.2(c) of Clause 20 (Financial Covenants) [has/has not] been complied with.

       (g) GNER Limited had excess cash in an amount equal to (pound)[o] and the GNER Liquidity Maintenance Cash was (pound)[o] therefore (pound)[o] [shall be / has been] transferred by GNER Limited by way of loan or Dividend to the GNER Dividends Account.

3.     [We confirm that no Default is continuing]**

Signed:     ..............................
              Authorised Signatory and Finance Officer of
              SEA CONTAINERS LTD.








--------------------------------------------------------------------------------

* After 15 November 2003, this amount shall increase to (pound) 5,000,000 (or equivalent in other currencies).

** If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

--------------------------------------------------------------------------------

                                   SCHEDULE 7
                              GROUP STRUCTURE CHART


                               [GRAPHIC OMITTED]


                  [The graphic sets forth the organization and
                 structure of the Sea Containers Limited group]

                                   SCHEDULE 8
                                   TIMETABLES

                                                        Loans in dollars

Evidence of Available Facility in relevant amount in       Bond Maturity Date -5
accordance with Clause 4.2(c) (Further conditions precedent).

Delivery  of a duly  completed  Utilisation  Request                 U-3
(Clause 5.1 (Delivery of a Utilisation Request) or a
Selection  Notice (Clause 9.1 (Selection of Interest               9.30am
Periods))

Agent  notifies  the  Lenders  of the Loan or of any                 U-2
payment to be made to another Lender in each case in
accordance with Clause 5.4 (Lenders' participation)                 noon

LIBOR is fixed                                                       U-2

                                                              as of 11.00 a.m.


"U" = date of utilisation

"U - X" = X Business Days prior to date of utilisation

                                   SCHEDULE 9
                                  THE PROPERTY

The Property is the:

(A)    leasehold land:

       (a) being North Quay, Newhaven Harbour, Newhaven, as is registered at HM Land Registry with Title Number ESX250173; (the headlease under which this property above is held is dated 8 February 2001 and made between (1) Newhaven Port & Properties Limited and (2) FPHL);

       (b) lying to the south of Marine Parade Folkestone as is registered with title number K774627; (the lease is dated 5 April 1974 and made between (1) The Right Honourable Jacob Earl of Radnor and (2) British Railways Board).

       (c) being a jetty at Folkestone Harbour as is registered with title number K744624; (the lease is dated 5 September 1972 between (1) The Queens Most Excellent Majesty and The Crown Estate Commissioners and (2) The British Railways Board);

       (d) being the site of a railway at Folkestone Harbour as is registered with title number K667505; (the lease is dated 30 January 1989 between (1) British Railways Board and (2) Sealink Harbours Limited); and

(B) freehold land being land at Folkestone Harbour, Harbour Approach Road, Folkestone as is registered at HM Land Registry with title number K721157.

                                   SIGNATURES

The Borrower

SIGNED for and on behalf of

SEA CONTAINERS BRITISH ISLES LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



THE GUARANTORS

SIGNED for and on behalf of

CHARLESTON MARINE CONTAINERS INC.

By:               DANIEL JOHN O'SULLIVAN

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

FERRY & PORT HOLDINGS LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

FOLKESTONE PROPERTIES LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

GNER HOLDINGS LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

HOVERSPEED LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

NEWHAVEN MARINA LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

NEWHAVEN NORTH QUAY LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

SEA CONTAINERS AMERICA INC.

By:               DANIEL JOHN O'SULLIVAN

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS FERRIES LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

SEA CONTAINERS ISLE OF MAN LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS LTD.

By:               DANIEL JOHN O'SULLIVAN

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

SEA CONTAINERS PORTS & FERRIES LIMITED

By:               DANIEL JOHN O'SULLIVAN

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PORTS LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS PROPERTIES LIMITED

By:               DANIEL JOHN O'SULLIVAN

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

SEA CONTAINERS PROPERTY SERVICES LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



SIGNED for and on behalf of

SEA CONTAINERS RAILWAY SERVICES LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary

SIGNED for and on behalf of

SEA CONTAINERS UK LIMITED

By:               GUY NICHOLAS SAUNDERS

Address:          Sea Containers Ltd.
                  c/o Sea Containers Services Limited
                  20 Upper Ground
                  London  SE1 9PF

Fax:              +44 20 7805 5900

Telephone:        +44 20 7805 5000

Attention:        Company Secretary



THE MANDATED LEAD ARRANGERS

SIGNED for and on behalf of

CITIGROUP GLOBAL MARKETS LIMITED

By:           PAREEJAT SINGHAL

Address:      Loan Capital Markets
              Citigroup
              33 Canada Square
              London E14 5LB

Fax:          +44 (0) 207 986 8275

Telephone:    +44 (0) 207 986 7569

Attention:    Loan Capital Markets, Pareejat Singhal, Director





SIGNED for and on behalf of

FORTIS BANK LIMITED

By:               PAUL MICHAEL BARNES

Address:          Fortis Bank S.A./N.V.
                  Camomile Court
                  23 Camomile Street
                  London EC3A 7PP

Fax:              +44 (0) 207 444 8889

Telephone:        +44(0) 207 444 8476

Attention:        Paul Barnes, Head of Global Shipping Group London

SIGNED for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:           JONATHAN FEAST

Address:      Bank of Scotland
              Corporate Banking
              7th Floor
              155 Bishopsgate
              London EC2M 3YB

Fax:          +44 (0) 207 012 9209

Telephone:    +44 (0) 207 012 9459

Attention:    Corporate Banking, Jon Feast, Director





THE AGENT

SIGNED for and on behalf of

CITIBANK INTERNATIONAL PLC

By:               PAREEJAT SINGHAL

Address:          Citigroup Centre,
                  33 Canada Square
                  Canary Wharf
                  London  E14 5LB

Fax:              +44 207 500 4482/4484

Telephone:        +44 207 500 4194

Attention:        Loans Agency

THE TRUSTEE

SIGNED for and on behalf of

CITICORP TRUSTEE COMPANY LIMITED

By:           AYDEN DAGG

Address:      Citicorp Trustee Company Limited
              14th Floor
              Citigroup Centre
              Canada Square
              Canary Wharf
              London
              E14 5LB

Fax:          +44 (0) 207 500 5857

Telephone:    +44 (0) 207 500 5712

Attention:        Agency and Trust





THE ORIGINAL LENDERS

SIGNED for and on behalf of

CITICORP NORTH AMERICA, INC.

By:           PAREEJAT SINGHAL

Address:      Delaware Loan Ops
              Two Penn's Way
              New Castle
              DE 19720 USA

Fax:          +1 302 894 6120

Telephone:    +1 302 894 6001

Attention:    Bill Gross, Vice President

and


Address:      Loan Capital Markets
              Citigroup
              33 Canada Square
              London E14 5LB

Fax:          +44 (0) 207 986 8275

Telephone:    +44 (0) 207 986 7569

Attention:    Loan Capital Markets, Pareejat Singhal, Director

SIGNED for and on behalf of

FORTIS BANK S.A./N.V.

By:             PAUL MICHAEL BARNES

Address:        Fortis Bank S.A./N.V.
                Camomile Court
                23 Camomile Street
                London EC3A 7PP


Fax:            +44 (0) 207 444 8889

Telephone:     +44 (0) 207 444 8476

Attention:      Paul Barnes, Head of Global Shipping Group London





SIGNED for and on behalf of

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:           JONATHAN FEAST

Address:      Bank of Scotland
              Corporate Banking
              7th Floor
              155 Bishopsgate
              London EC2M 3YB

Fax:          +44 (0) 207 012 9209

Telephone:    +44 (0) 207 012 9459

Attention:    Corporate Banking, Jon Feast, Director

--------------------------------------------------------------------------------